Exhibit 10.7

Dated this day 07 of SEP 2021

Between

MYTV BROADCASTING SON BHD

(Registration No : 201001013318 / 897549-X)

And

DNF GROUP SON BHD

(Registration No. 200801028476 / 829803-X)

ACCESS AGREEMENT FOR THE PROVISION OF
DIGITAL TERRESTRIAL TELEVISION (OTT) SERVICES

INDEX TO THE AGREEMENT

1.	ARTICLES OF AGREEMENT		1

2.	DEFINITIONS AND RULES OF INTERPRETATION		4

3.	GENERAL TERMS AND CONDITIONS		9

	Condition 1	Principles of Access	10
	Condition 2	Parameters of the Agreement	11
	Condition 3	Procedures for Reauestinq Service	12
	Condition 4	Provision of Information	18
	Condition 5	Billing and Settlement	19
	Condition 6	Intellectual Property Rights	22
	Condition 7	Liability and Indemnity	23
	Condition 8	Term, Termination and Suspension	25
	Condition 9	Dispute Resolution Process	29
	Condition 10	Miscellaneous Provisions	34
	Annexure 1	Confidentiality & Non-Disclosure Agreement	39
	Annexure 2	Application Form	45

4.	TERMS AND CONDITIONS FOR TECHNICAL MATTERS		49

	Section I	Forecasting Obligations	50
	Section II	Ordering and Provisioning Procedures	53
	Section III	Point of Interface Procedures	60
	Section IV	Decommissioning Obligations	60
	Section V	Service Specific Obligations	61
		Part I - Product Module	61
		Part 11 - Access Price	64
	Section VI	Network Change Obligations	68
	Section VII	Operations and Maintenance Obligations	71
	Section VIII	Technical Obligations	74

i

ARTICLES OF AGREEMENT

THIS AGREEMENT is made the day 07 of SEP 2021

BETWEEN:

(1)	MYTV BROADCASTING SDN BHD (Registration No : 201001013318 / 897549-X), a company incorporated under the laws of Malaysia and having its registered office at 110, Jalan Maarof, Bangsar Baru, 59000 Kuala Lumpur and its business address at 2271, Jalan Usahawan 2, Cyber 6, 63000 Cyberjaya (“MYTV” or “Access Provider”) of the one part;

AND

(2)	DNF GROUP SDN BHD (Company No. 200801028476 / 829803-X) a company incorporated under the laws of Malaysia and having its registered address and its business office at Suite 8.01, Level 8, Menara Binjai, No.2, Jalan Binjai, 50450 Kuala Lumpur (“DNF” or “Access Seeker”) of the second part.

hereinafter collectively be referred to as “the Parties”) RECITALS:

A.	MYTV is a licensed operator under the Act and pursuant to its licence(s) under the Act, MYTV may offer Digital Terrestrial Television (OTT) services which include television transmission and broadcasting services through its distribution network within Malaysia (“Service”).

B.	DNF is a licensed operator under the Act which has requested an Access to MYTV’s Services in respect of its content application services through MYTV’s OTT and distribution network within Malaysia.

C.	MYTV agrees to use its best effort to ensure each and every transmission of the TV station complies with the quality of standards as prescribed by the Commission from time to time.

D.	This Agreement sets out terms and conditions on which Service are offered by MYTV to Access Seeker subject to the scope of their respective Licences. This Agreement is consistent with and entered into pursuant to the following:

(i)	Commission Determination on the Mandatory Standard for Free to Air Transmission of Digital Terrestrial Television Service (Determination No. 1 of 2011);

(ii)	Commission Determination on Access List (Determination No.2 of 2015);

(iii)	Commission Determination on the Mandatory Standard on Access (Determination No. 3 of 2016); and

(iv)	Commission Determination on the Mandatory Standard on Access Pricing (Determination No. 1 of 2017).

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	In consideration of the Parties’ mutual promises entered into under this Agreement, the Parties agree that the provision of Service by the Access Provider to the Access Seeker shall be governed by the terms of this Agreement.

2.	General Scope of the Agreement

(a)	This Agreement governs the terms and conditions to access Service more specifically:-

(i)	the Definitions and Rule of Interpretation are applicable to all documents consisting part of this Agreement unless otherwise stated;

(ii)	the General Terms and Conditions govern the supply of Service unless otherwise stated; and

(iii)	the Terms and Conditions for Technical Matters govern the technical matters pertaining to Service unless otherwise stated.

3.	The following documents shall be deemed to form and be read and construed as an integral part of this Agreement:-

(a)	this Articles of Agreement;

(b)	the General Terms and Conditions and the Terms and Conditions for Technical Matters including all annexures, appendices and schedules referred to therein; and

(c)	the Definitions and Rules of Interpretation.

4.	In the event there is a conflict between or amongst the above stated documents in Condition 3, the documents shall take precedence according to the order in which they are listed. If there is any conflict between a document incorporating any annexures, appendices or schedules (“main document”) and its annexures, appendices or schedules, the main document shall take precedence.

5.	There shall be no order of precedence between the following:-

(a)	the General Terms and Conditions and the Terms and Conditions for Technical Matters; and

(b)	the annexures, appendices and schedules unless expressly specified.

6.	Save as otherwise stated herein, this Agreement shall, supersede and replace all agreements, arrangements or understandings between the Parties pertaining to the subject matter of this Agreement from the Effective Date.

7.	The definitions of all words used in this Agreement are contained in the Definitions and Rules of Interpretation.

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IN WITNESS WHEREOF the Parties have hereunto set their hands the day and year first above written_

SIGNED by as authorised representative for MYTV BROADCASTING SON BHD (Company No. 201001013318 /897549-X) in the presence of:	) ) ) ) ) ) ) ) ) ) ) )	/s/ MAZLAN MAHDI Chief Executive Officer MYTV Broadcasting Sdn Bhd
/s/ JULIAUA BIUTI RAT
Signature of witness (block letters) NRIC No_*** of witness	) ) ) ) )	By executing this Agreement the signatory warrants that the signatory is duly authorised to execute this Agreement on behalf of MYTV BROADCASTING SON BHD (Company No. 201001013318 /897549-X)

SIGNED by as authorised representative for DNF GROUP SON BHD (Company No. 200801028476 / 829803-X) in the presence of:	) ) ) ) )	/s/ Mizal Bin Zaini
/s/ DATIN EMELIA ROSNAIDA BT ABD HAMID Signature of witness NRIC No_*** of witness Occupation of witness: Director	) ) ) ) ) ) ) ) ) )	By executing this Agreement the signatory warrants that the signatory is duly authorised to execute this Agreement on behalf of DNF GROUP SON BHD (Company No. 200801028476 / 829803-X)

DEFINITIONS

&

RULES OF INTERPRETATION

1.1	The following words have these meanings in this Agreement unless the contrary intention appears:-

Access Agreement	means this agreement entered into between MYTV and the Access Seeker which sets out the terms and conditions that govern the grant by MYTV of access to MYTV’s Services.

Access Provider	means MYTV Broadcasting Sdn Bhd (Company No: 201001013318/897549-X).

Access List	means the list of Facilities and Services determined from time to time by the Commission pursuant to Chapter 3 of Part VI of the Act and the current Commission determination is Malaysian Communications and Multimedia Commission Determination on Access List, (Determination No. 2 of 2015) which came into operation on 12 September 2015, which sets out a list of Access Service(s) determined by the Commission under Section 146 of the Act.

Access Request	means a request for access to the Service which is made by the Access Seeker to the Access Provider.

Access Seeker	means DNF Group Sdn Bhd (Company No. 200801028476 I 829803-X).

Act	means the Communications and Multimedia Act 1998 (Act 588).

Applications Service Business Day	bears the meaning ascribed to it under the Act.

Business Day	means any day other than a Saturday, Sunday or public holiday (whether gazetted or not) which is lawfully observed as a national public holiday and on which commercial banks are open for usual banking business in Kuala Lumpur and Selangor.

Commission	means the Malaysian Communications and Multimedia Commission established under the Malaysian Communications and Multimedia Commission Act (Act 589) and also known as the Suruhanjaya Komunikasi dan Multimedia Malaysia.

Charges	means the sums payable by Access Seeker to the Access Provider for accessing and/or being provided the Services and include any additional services requested by the Access Seeker in accordance with Part II of Section V hereof.

Commencement Date	means 20 December 2021 being the commencement of the Service.

Content Applications Service	bears the meaning ascribed to it under the Act.

Customer	means in relation to a Party, a person having a contractual relationship with the said Party for the provision of Applications Services including Content Applications Services by means of that Party’s Services.

DMBH	means the Digital Multimedia Broadcasting Hub located at MYTV’s premises.

DRC	means MYTV’s Disaster Recovery Centre.

DTBMS	means Digital Terrestrial Broadcasting Multiplexing Service referring to a Service for the combining of multiple content applications service Transport Streams into a single Transport Stream with or without the addition of Conditional Access information. DTBMS consists of compression, multiplexing, distribution and transmission processes via DMBH which is an integral part of the whole DTBMS system.

OTT or DTTB	means Digital Terrestrial Television Broadcasting which consists of contribution, encoding, multiplexing, distribution and transmission services in network system provided by MYTV.

Due Date	means thirty (30) days from the date of invoice issued by the Access Provider.

Effective Date	means 20 March 2022, upon expiry of the Trial Period. For avoidance of doubt, the Effective Date shall refer to the effective of all commercial obligations including obligations in Section V: Service specific obligations part II - Access Price.

Facilities	means facilities which facilitate the provision of network services or application services, including content application services and “Facility” shall be construed in accordance with the MSA.

Instrument	means a direction or determination or declaration made by the Minister or the Commission pursuant to the Act.

Licence	means an Individual Licence or a Class Licence granted by the Minister pursuant to the Act.

means the Malaysian Communications and Multimedia Commission Determination On Mandatory Standard On Access, Determination No. 3 of 2016.

MSA Network Co-Location Service	means physical co-location which refers to the provision of space at an Access Provider’s premises to enable the Access Seeker to install and maintain equipment necessary for the provision of the Access Seeker’s services through the facilities and/or services of the Access Provider. Physical co-location includes physical space, utilities and relevant support services necessary to operate electronic devices (e.g. light, ventilation, air- conditioning)

bears the meaning as ascribed in the Act.

bears the meaning as ascribed in the Act.

Network Facilities

Network Services

Party	means MYTV or the Access Seeker as the context requires and “Parties” means both MYTV and the Access Seeker.

POI	means Point of Interface.

Product	means each of the separate provision by MYTV of access to its Services and “Products” shall be construed in accordance with Section V of the terms and conditions for technical matters.

RAO	means the Reference Access Offer issued by MYTV pursuant to the MSA Determination and as modified from time to time.

Security Sum	Means a sum of Ringgit Malaysia One Million Two Hundred Thousand (RM1,200,000.00).

Service	means the provision by MYTV of access of services as provided in Section V of the Terms and Conditions for Technical Matters.

SOC	means Service Operation Centre of MYTV which monitors and operates DTBMS system. SOC provides first level support for any defect on DTBMS that affect DTBMS availability and quality of service and manage support escalation process.

Term	Five (5) years from the Effective Date.

Trial Period	means a period of three (3) months commencing from the Commencement Date.

1.2	In this Agreement except where the contrary intention appears;

(a)	the singular includes the plural and vice versa; and

(b)	a document includes all mutually accepted and agreed amendments or supplements to that document, or replacements or novations of it; and

(c)	a reference to a statute, ordinance, regulations, code or other law and other instruments under it, shall include any statute, ordinance, regulation, code and other law consolidating, amending, re-enacting or replacing of any of them from time to time relating thereto or in connection therewith; and

(d)	a reference to a person includes a firm, body corporate, unincorporated association or an authority; and

(e)	if the day on which the payment of money falls due is not a Business Day, the due date shall be deemed to be the next Business Day and any reference to acts that have to be done or to be done by or on or before a particular day or Business Day means by or on or before the close of business at 5.00 pm on that particular day or Business Day; and

(f)	a reference to a related body corporate of a Party has the same meaning as in the Companies Act 2016; and

(g)	a reference to a third person is a reference to a person who is not a party to this Agreement; and

(h)	headings are included for convenience and do not affect the interpretation of this Agreement.

GENERAL TERMS AND CONDITIONS

OF THE AGREEMENT

CONDITION 1 - PRINCIPLES OF ACCESS

1.1	Provision of Service subject to Licence

1.1.1	The Service provided by the Access Provider shall at all times be subject to the terms and conditions which the Access Provider is permitted to provide under its Licence. Concurrently, the Service provided to the Access Seeker shall only be used in connection with an activity or activities in which the Access Seeker is authorised to provide under its Licence.

1.2	Principles of Non-Discrimination

1.2.1	MYTV and Access Seeker agree and acknowledge that the governing principle of this Agreement is that the Parties are, in respect of the provision of Service, is in an operator- to-operator relationship pursuant to Section 4 of MSA.

1.2.2	Consistent with section 149(2) of the Act, access to Service provided by an Access Provider to the Access Seeker shall be:-

(a)	of at least the same or more favourable technical standard and quality as the technical standard and quality provided on the Access Provider’s Facilities and Services; and

(b)	on an equitable and non-discriminatory basis.

1.2.3	However, nothing in this Agreement shall limit the Access Seeker’s ability to freely request and agree on access to the Access Provider’s Service that are either superior or inferior (in terms of technical standard and quality) to that which an Access Provider provides to itself or its related companies subject to reasonable charges to be mutually agreed in writing.

1.2.4	Notwithstanding anything to the contrary in this Agreement, the principles of non- discriminatory stipulated in this Conditions 1.2 shall not be applicable to non-regulated Service.

CONDITION 2 - PARAMETERS OF THE AGREEMENT

2.1	The scope of this Agreement is, unless otherwise specified in this Agreement, limited only to the provision of Service.

2.2	For the avoidance of doubt, this Agreement is intended to apply only to the provision of Service by the Access Provider to the Access Seeker and may not be construed as conferring benefits on third persons.

2.3	The Parties hereby agree and acknowledge that this Agreement in its entirety shall only be effective and enforceable upon registration of the relevant portion of this Agreement (which requires registration) with the Commission pursuant to section 150 of the Act.

2.4	The Access Provider shall notify the Access Seeker as soon as possible of all correspondences from the Commission pertaining to the registration of this Agreement. In the event that the Commission refuses or fails to register this Agreement or part thereof, the Parties shall negotiate in good faith to decide on the next course of action to be undertaken by them.

CONDITION 3- PROCEDURES FOR REQUESTING NEW SERVICES AND FACILITIES

3.1	Application for Access to Service

3.1.1	The Access Seeker may request the Access Provider to supply Services and or facilities that are not currently specified in this Agreement by serving an Access Request to the Access Provider.

3.1.2	The purpose of such Access Request is to provide the Access Provider with sufficient information to assess the Access Seeker’s request for the supply of the Service requested by the Access Seeker.

3.1.3	The Access Request must:

(a)	contain the name and contact details of the Access Seeker;

(b)	the Services in respect of which access is sought;

(c)	whether the Access Seeker wishes to accept the RAO, to negotiate amendments to the RAO or to negotiate an Access Agreement on alternative terms;

(d)	specify the ready for service date(s) for the Service that is being sought by the Access Seeker;

(e)	the information (if any) the Access Seeker reasonably requires MYTV to provide for the purposes of the negotiations;

(f)	two (2) copies of a confidentiality and non-disclosure agreement properly executed by the Access Seeker in the form prescribed by MYTV in Annexure 2;

(g)	preliminary information regarding the scale and scope of Services that the Access Seeker expects to acquire from MYTV pursuant to the Access Request;

(h)	relevant technical information relating to the interface Standards of the Access Seeker;

(i)	creditworthiness information in accordance with MYTV’s requirements;

U)	assessed security (or, if applicable, confirmation of security provided) in accordance with MYTV’s requirements;

(k)	insurance information in accordance with MYTV’s requirement; and

(I)	such other information as MYTV may reasonably request for the sole purpose of providing access to the requested Service.

3.1.4	An Access Provider must respond to the Access Seeker within ten (10) Business Days of receipt of a written request from the Access Seeker, by either:

(a)	accepting the Access Request based on the terms and conditions in the RAO; or

(b)	accepting the Access Request and to negotiate the amendments to the RAO or the Access Agreement on alternative terms; or

(c)	rejecting the Access Request; or

(d)	requesting additional information to make a decision on the Access Request in accordance with paragraphs 3.1.4 (a) to 3.1.4 (c) above, and once such information is received from the Access Seeker, the Access Provider shall reconsider the Access Request and the ten (10) Business Days for the Access Provider to consider the Access Request will recommence from the receipt of the information from the Access Seeker.

3.1.5	For the purpose of Condition 3.1.4 above, MYTV shall provide the following information to an Access Seeker within ten (10) Business Days from the acceptance response to the Access Seeker for the provision of access (whether or not on the basis of the RAO):

(a)	any supplementary details of a Service offered by MYTV not included in the RAO, including details concerning all POIs, DMBH and other locations available to Access Seekers;

(b)	any supplementary access charges for access to Services not included in the RAO (for example, surcharges for enhanced service levels);

(c)	all supplementary technical information relating to the Services which may be the subject of the Access Request, which are not included in the RAO, including but not limited to any value-added services;

(d)	supplementary details of the MYTV’s operational processes and procedures not included in the RAO;

(e)	details of the MYTV’s alternative quality of service targets not included in the RAO and actual achievements of service targets in respect of the Service which may be the subject of the Access Request;

(f)	any security requirements, insurance requirements and creditworthiness information (including a credit assessment form, if available) required by MYTV under Conditions 3.2, 3.3 and 3.4; and

(g)	MYTV’s reasons for not supplying any of the information referred to in this Condition 3.1.5 (a) to (f) above.

(h)	supplementary details of MYTV’s provisioning cycles not included in the RAO and any impact such cycles may have upon an Access Request by the Access Seeker (e.g. capacity constraints).

3.2	Creditworthiness Information

3.2.1	The Creditworthiness Information that is required to accompany an Access Request includes:

(a)	a letter, signed by the executive director/director/chief executive officer/senior vice president of the Access Seeker, stating that the Access Seeker is not insolvent and is not under any external administration or under similar form of administration under any laws applicable to it in any jurisdiction;

(b)	a copy of the Access Seeker’s most recently published audited balance sheet and audited profit and loss statement unless the financial year in which this Agreement is entered into is the first financial year for the Access Seeker for which, no financial statements are available; and as such, MYTV and the Access Seeker shall agree on alternative set of documents for this purpose prior to the signing of this Agreement; and

(c)	such other information as may reasonably requested by the Access Provider provided that such information are information which are publicly available.

3.3	Security Sum

3.3.1	The Access Provider may request for Security Sum to be specified by the Access Provider in accordance with Condition 5.3 prior to the provision of the Service.

3.4	Insurance Information

3.4.1	Subject to Condition 7.2, the Access Provider may request for additional insurances, provided mutually agreed with Access Seeker, the sum of which is to be specified by the Access Provider, prior to the provisioning of new Service.

3.5	Assessment of Access Request

3.5.1	Reasons for Refusal

Without limiting any other grounds that may be relied upon under the Act, the Access Provider may refuse to accept an Access Request for the Services and accordingly may refuse to provide the Services to the Access Seeker for any of the following reasons:

(a)	in the Access Provider’s reasonable opinion, the Access Seeker’s Access Request was not made in good faith and the Access Provider shall set out the basis with sufficient particulars on which the Access Request was not made in good faith;

(b)	in the Access Provider’s reasonable opinion, the Access Request does not contain the information reasonably required by the Access Provider hereunder provided that the Access Provider has sought the information from the Access Seeker under Condition 3.1.4 and has not received that information within twenty (20) Business Days of making such a request;

(c)	the information provided by the Access Seeker is incomplete or false; or

(d)	it is not technically feasible to provide access to the requested Services;

(e)	the Access Provider has insufficient capacity or space to provide the requested Services;

(f)	there are reasonable grounds in the Access Provider’s opinion to believe that the Access Seeker would fail to make timely payment for the provision of the Service;

(g)	there are reasonable grounds in the Access Provider’s opinion to believe that the Access Seeker would fail, to a material extent, to comply with this Agreement and the terms and conditions applicable to the provision of the Services; or

(h)	The Access Provider reasonably believes that access is being sought for a purpose in contravention of the Act or any laws in force; or

(i)	there are reasonable grounds for the Access Provider to refuse access on the basis of national interest.

U)	the Service Provider does not currently supply or provide access to the requested Services to itself or to any third parties, except where the Access compensates the Access Provider for the original supply of access to the Services to the Access Seeker

3.5.2	Determination of technical infeasibility

For the purposes of determining technical feasibility in Condition 3.5.1(d), the Access Provider shall not reject an Access Request on the grounds of technical infeasibility unless the Access Provider establishes that there are substantial technical or operational concerns preventing the fulfilment of the Access Request. The following shall be taken into account in determining whether access is technically feasible:

(a)	economic, accounting, billing, space or site concerns shall be disregarded by the Access Provider except to the extent that space or site concerns may be taken into account in circumstances where there is no possibility of expanding the space available on the relevant site;

(b)	any requirement for the Access Provider to modify its facilities or equipment in order to meet the Access Request will not, of itself, mean that the access is not technically feasible;

(c)	if the Access Provider asserts that meeting the Access Request would have an adverse impact on Network reliability, the Access Provider must provide evidence that provision of the requested facilities or services would result in a specific and significant adverse impact on Network reliability; and

(d)	the Access Provider must be able to demonstrate that it has considered and found not to be technically feasible (in accordance with this Condition) improvements that would allow the Access Provider to meet the Access Request (in whole or part and including for an interim period until any primary difficulties can be resolved).

3.5.3	Determination of capacity constraints

An Access Provider may only refuse an Access Request on the ground set out in Condition 3.5.1(e), where the Access Provider notifies the Commission in writing that it does not have sufficient capacity to meet the Access Request because the requisite capacity is:-

(a)	already carrying contents application to capacity or near full capacity;

(b)	already reserved for future use by the Access Provider or another access seeker, where such future use shall commence not later than six (6) months from the date of the Access Request. If the reserved capacity is not subsequently used by the reserving Party within seven (7) months from the date of the Access Request, the Access Provider must promptly inform the Access Seeker and, if required by the Access Seeker, re-consider the Access Request in accordance with this Condition 3; and

(c)	in the case of both Conditions 3.5.3(a) and (b), the Access Provider is unable to expand capacity within the period forecast by the Access Seeker on the Access Seeker’s Access Request.

3.5.4	Assessment of the Access Seeker’s ability to pay for the provision of the Services

Reasonable grounds in which the Access Provider may refuse in accordance with Condition 3.5.1(f) includes evidence that the Access Seeker is not, in the reasonable opinion of the Access Provider, creditworthy.

3.5.5	Assessment of the Access Seeker’s ability to comply with terms and conditions applicable to the Provision of the Services

Reasonable grounds in which the Access Provider may refuse in accordance with Condition 3.5.1(g) includes repeated failures by the Access Seeker to comply with the terms and conditions on which similar access to the provision of the Services being provided by the Access Provider to the Access Seeker.

3.5.6	Assessment of Creditworthiness

In determining the creditworthiness of the Access Seeker, the Access Provider:

(a)	may have regard to, but is not limited to the matters referred to in Condition 3.2; but

(b)	shall not take into account amounts outstanding for the provision of the Service previously provided by the Access Provider to the Access Seeker where, in accordance with the terms and conditions governing the provision of such Service, the Access Seeker is not required to pay such amounts to the Access Provider to the extent that there is a bona fide dispute in relation to the amounts outstanding by the Access Seeker to the Access Provider and the Access Seeker is relying on such terms and conditions as a basis for its non-payment.

3.6	Notification of Rejection to the Access Seeker

3.6.1	If the Access Provider rejects the Access Request, the Access Provider shall:

(a)	notify the Access Seeker in writing within ten (10) Business Days from receipt of the Access Request or additional information requested pursuant to Condition 3.1.4, as the case may be;

(b)	provide reasons for rejection under Condition 3.5 to the Access Seeker;

(c)	provide, with sufficient particulars, the basis for the Access Provider’s rejection of the Access Request; and

(d)	indicate a date and time, not later than ten (10) Business Days from the date of the notice of rejection, at which representatives of the Access Provider will be available to meet with representatives of the Access Seeker to discuss the rejection of the Access Request. At this meeting, the Access Seeker may request the Access Provider to substantiate its reasons for refusal.

3.6.2	Where the Parties are unable to resolve their differences following the meeting held pursuant to Condition 3.6.1(d), either Party may request resolution of the dispute in accordance with Condition 9.

3.6.3	If the Access Seeker fails or neglects to attend the specified meeting without providing acceptable reasons in writing at least one (1) day prior to the date of the meeting, then such failure shall be deemed to be acceptance of the rejection of the Access Request.

3.7	Acceptance of Access Request

3.7.1	Where the Access Provider agrees to provide the Services to the Access Seeker on such terms and conditions as may be specified by the Access Provider, the Access Provider shall within ten (10) Business Days of such response under Condition 3.1.4(b), provide the Access Seeker with a supplemental agreement to this Agreement.

3.7.2	The Parties shall ensure that their designated representatives meet on one of the available dates notified in the Access Request and that such representative:-

(a)	agree a timetable for the negotiations, including milestones and dates for subsequent meetings, required to meet the agreed target ready for service date provided that the representative of the Access Provider shall be available for an initial meeting with the representative of the Access Seeker no later than fifteen (15) Business Days from the Access Provider’s response under Condition 3.1.4(b);

(b)	agree on negotiation procedures including:

(i)	calling and chairing meetings;

(ii)	responsibility for keeping minutes of meetings;

(iii)	clearly defined pathways and timetables for escalation within each Party of matters not agreed in meetings;

(iv)	procedures for consulting and including in the negotiating process relevant experts from the staff of each of the Parties; and

(v)	procedures for preparing and exchanging position papers;

(c)	review the information requested and provided to date and identify information yet to be provided by each Party; and

(d)	identify what technical investigations, if any, need to be made and by whom such investigations should be made.

3.7.3	The Parties shall co-operate, in good faith and in a commercially reasonable manner, in negotiating and implementing the supplemental agreement to this Agreement. This includes avoiding unnecessary disputes and resolving disputes promptly and fairly. The Parties shall use their best endeavours to conclude the supplemental agreement within a hundred and twenty (120) days of receipt of the draft supplemental agreement in Condition 3.7.1 or such other period as may be mutually agreed in writing (“Negotiation Period”) and if negotiations are not concluded within the Negotiation Period:

(a)	the Parties may jointly apply to the Commission for an extension of time to negotiate and if the extension of time is not granted by the Commission, there shall be deemed to be a dispute between the Parties and the dispute resolution procedures in Condition 9 shall take effect; or

(b)	either Party may initiate the dispute resolution procedures in Condition 9.

3.7.4	The Access Provider will not be taken to have agreed to provide, and the Access Seeker will not be taken to have agreed to acquire the Service until:

(a)	the Security Sum has been provided in accordance with Conditions 3.3 and 5.3; and

(b)	a supplemental agreement to this Agreement has been executed between the Parties and the terms in respect of the Services are registered with the Commission in accordance with section 150 of the Act.

3.7.5	If the Access Seeker shall have failed, neglected and/or refused to do so within the stipulated period in this Condition 3.7, then the Access Seeker shall have been deemed to have withdrawn its Access Request.

3.8	Application of Condition 3 to Services not listed in the Access List

3.8.1	With respect to Services which are not in the Access List, the Parties agree that:-

(a)	the procedures and obligations under Conditions 3.4.1, 3.5, 3.6 and 3.7 shall not apply to any Access Request for Services not listed in the Access List;

(b)	where an Access Request for Services not listed in the Access List has been made by the Access Seeker, the Parties will arrange to meet within ten (10) Business Days from the date of the receipt of Access Request or such other date to be mutually agreed, to discuss the Access Request made by the Access Seeker; and

(c)	where the Access Provider agrees to provide the Services not listed in the Access List, both Parties will negotiate the terms and such agreed terms and conditions shall be documented in a supplemental agreement (which shall not be registered with the Commission).

CONDITION 4 - PROVISION OF INFORMATION

4.1	The obligations of each Party to provide information to the other Party are as set out in this Agreement or as otherwise agreed between the Parties and are subject to the requirements of confidentiality imposed by this Agreement.

4.2	A Party must provide the other Party on a timely basis with all agreed information reasonably required to determine rates and charges to be billed by each Party to the other Party or by each Party to its Customers.

4.3	To the extent permitted by Malaysian law and any relevant guidelines or customer service standards in force, pursuant to the Party’s respective Licence conditions, the Parties will exchange information and otherwise cooperate in relation to the prevention and investigation of fraudulent use or misuse of the Parties’ respective communications services and the theft of the Party’s provided terminal equipment.

4.4	Information provided under this Agreement may only be used for the purpose for which it was given. Personal information about a Customer’s credit worthiness, credit standing, credit history or credit capacity may only be used for the purposes permitted by, and in compliance with, Malaysian law.

4.5	Any information required to be provided under this Agreement need not be provided if the recipient Party has not established security measures that are adequate to protect the confidentiality of the information. If the recipient Party does not observe such security measures or any of the information is used by it for any purpose other than purpose for which it was given, the providing Party may deny the recipient Party further access to the information for the period during which the non-observance or non-conforming use of information is continuing. The Parties will cooperate to resolve the providing Party’s reasonable concerns so that information exchange can be resumed as soon as possible.

4.6	The Parties acknowledge that when information (including, for the purposes of this Condition any updated information) required to be provided under this Condition is stored in a database, the Party entitled to receive the information will not be entitled to obtain direct access to the database. The precise method by which information is to be made available will be determined by the Party having regard to the reasonable cost, convenience and security concerns of the Parties.

4.7	(a)	Subject to the Act and any subordinate legislation, nothing in this Agreement may be construed as requiring a Party at any time to disclose to the other Party information which is at the date when this Agreement comes into force, the subject of a confidentiality obligation owed to a third person unless the third person consents to such disclosure. Where the consent of a third person is required, the Party holding the information must use its reasonable endeavours to obtain the consent of that third person.

(b)	After this Agreement comes into force a Party must use its best endeavours not to enter into any contract which would prevent it from making information available to the other Party unless the contract includes a term which permits the contracting Party to make the information available if directed to do so by the Commission.

CONDITION 5- BILLING AND SETTLEMENT

5.1	Billing

5.1.1	The Access Provider shall use its best endeavours to issue to the Access Seeker an invoice in writing or in electronic form (as requested by the Access Seeker) within one (1) month from the first (1st) date of every month before the commencement of each Billing Cycle in accordance with Condition 5.2 below for Charges due in respect of the supply of Facilities and / or Services during the relevant Term.

5.2	Terms of Payment

5.2.1	(a)	The Charges shall be payable in Twelve (12) equal monthly instalments in advance in accordance with the terms herein. The Charges shall be paid by the Access Seeker within Thirty (30) days from the date of the invoice issued by the Access Provider (“Due Date”).

(b)	The Access Seeker must pay the Access Provider the applicable rates and charges, and on the terms and conditions set out or referred to, as the case may be, in this Agreement.

(c)	The Access Provider shall provide, with each invoice, such information as may be reasonably necessary for the Access Seeker to verify the rates and charges specified in the Invoice.

(d)	The Access Seeker shall pay the Charges within the Due Date. This sub-clause should not be construed as preventing an Access Provider from granting a discount to an Access Seeker as an incentive to make early payments.

5.2.2	All payments:

(a)	must be paid by electronic transfer to the Access Provider or by cheque to the nominated account(s) of the Access Provider;

(b)	must be accompanied by such information as it reasonably required by the Access Provider to properly allocate payments received, failing which the Access Provider shall have the absolute discretion to allocate payments received to any amounts due and payable; and

(c)	unless otherwise agreed by the Parties, shall not be subject to any set-offs or deductions.

5.2.3	(a)	Subject to Condition 5.2.3(b), all invoices shall be stated in Ringgit Malaysia and payment must be made in Ringgit Malaysia; and

(b)	For invoices stated in foreign currency or other agreed forms in respect of Charges incurred for the utilisation of a foreign network, payment for such invoices shall be made in the currency nominated unless otherwise agreed.

5.2.4	It is hereby expressly agreed that if the Access Seeker fails to pay the undisputed charges, then the Access Provider is entitled to the payment of interest without prejudice to any other rights of the Access Provider. Interest on due and unpaid amounts is payable (as well as before judgment and after judgement) at the rate of 2% per month calculated daily from the Due Date until the date of actual payment. For clarification, the Access Provider shall not charge interest on an amount which is disputed by an Access Seeker in good faith.

5.2.5	Where interest in respect of any due and unpaid amount is due to the Access Provider under Condition 5.2.4, the Access Provider may add the amount of such interest to its next invoice.

5.2.6	If the Access Provider discovers an error in an invoice given to the Access Seeker under this Condition 5, it must notify the Access Seeker. The Access Provider which made the error must make the necessary adjustment to correct that error (including adjusting any interest erroneously charged) in its next Invoice.

5.2.7	Notwithstanding anything to the contrary, where applicable, the Access Provider shall be entitled to deduct or withhold such taxes, duties, levies or such other sums imposed by such governmental authorities (“said taxes”) from any sum or sums due to the Access Seeker in the event the Access Provider is required by law to pay the said taxes for and on behalf of the Access Seeker.

5.3	Security Sum

5.3.1	The Security Sum shall be paid to the Access Provider within fourteen (14) days from the date of this Agreement. For the purpose of clarification, the Security Sum does not relieve the Access Seeker from its obligations to pay amounts of any invoices to the Access Provider as they become due and payable, nor does it constitute a waiver of the Access Provider’s right to suspend, disconnect, or terminate the relevant Services due to non- payment of any sums due or payable to the Access Provider and shall not be subject to any deduction or set-off unless otherwise agreed in writing by the Access Provider.

5.3.2	The Access Provider shall only vary the amount and type of any security requirements imposed on Access Seeker at maximum of once in any twelve (12) months period in any of the following event:-

(a)	upon the provisioning of new network services to the Access Seeker; or

(b)	where there is material change in circumstances in relation to the Access Seeker’s creditworthiness. For clarification, a material change in circumstances includes, but is not limited to, a failure by the Access Seeker to pay on the due dates at least three (3) invoices rendered in the preceding six (6) months (so long as those amounts have not been disputed in good faith). If the amounts in the invoices are disputed in good faith, this will not constitute a material change in circumstances for purposes of this Condition 5.3.2 (c).

5.3.3	Where the Security Sum is revised pursuant to Condition 5.3.2 (a) above, the Access Seeker shall within ten (10) Business Days from the written request of the Access Provider, deposit the new Security Sum with the Access Provider provided that the Access Provider’s written request shall include a valid reason as to why the Security Sum is revised and that such revision is mutually agreed by both Access Provider and Access Seeker.

5.4	Billing Disputes

5.4.1	Access Provider shall allow an Access Seeker to dispute any amount in an invoice if, the Access Seeker notifies Access Provider within thirty (30) Business Days after the date of receipt of such Invoice.

5.4.2	For the avoidance of doubt, any issues pertaining to and/or downtime of the Service shall not be deemed to be payment disputes as the provision of the Service is on a best effort basis.

5.4.3	In the event Access Provider elects to suspend or terminate the provisioning of relevant Access Service(s) to the Access Seeker as expressly provided under this Agreement, Access Provider shall have the right to use the Security Sum (together with any interest thereon) where applicable, to set off any outstanding sum due and payable to Access Provider by the Access Seeker.

5.4.4	Subject to Condition 5.4.2 above, upon expiry of this Access Agreement, the Security Sum deposited with Access Provider or parts thereof, together with interest thereon, (where applicable) shall be returned and/or refunded to the Access Seeker.

5.4.5	The Access Provider may require an Access Seeker to provide the following information when disputing any amount in an Invoice:

(a)	the reasons for which the Invoice is disputed;

(b)	the amount in dispute;

(c)	details required to identify the relevant Invoice and charges in dispute including:

(i)	the account number;

(ii)	the Invoice reference number;

(iii)	the Invoice date;

(iv)	the Invoice amount; and

(v)	billing verification information;

5.4.6	The Access Provider and Access Seeker must comply with the Dispute Resolution Procedures applicable to Billing Disputes.

5.5	Processing and Other Charges

5.5.1	The Access Provider may charge the Access Seeker non-refundable fees for undertaking works to process the Access Request, such as:

(a)	Processing fee of RM1,000.00;

(b)	Activation Fee as stipulated in Clause 1 Part II of Section V of this Agreement; and

(c)	Utilities and Space charges for DNF’s equipment at MYTV’s premise (as stipulated in Clause 3 Part II of Section V of this Agreement)

5.5.2	In the event additional and/or non-routine work i.e. non-administrative work or site visits or site surveys or technical surveys or technical evaluation work or testing, is required in order to process the Access Request, Access Provider will charge a separate fee for undertaking such additional work. The amount of such fee shall first be agreeable by the Access Seeker.

5.5.3	The Access Seeker shall always remain liable to pay the fees for processing the Access Request and the undertaking by Access Provider of the additional and/or non-routine work, notwithstanding the Access Request may have been rejected by Access Provider or withdrawn by Access Seeker.

CONDITION 6 - INTELLECTUAL PROPERTY RIGHTS

6.1	All right, title and interest in and to any:

(a)	Intellectual Property (in relation to matters which are the subject of this Agreement) developed or to be developed vests in the Party who developed that Intellectual Property or for whom that Intellectual Property was developed by a third person;

(b)	improvements to or adaptations, versions or modifications of Intellectual Property (in relation to matters which are the subject of this Agreement) vest in the Party who developed that Intellectual Property or on behalf of whom that Intellectual Property was developed.

6.2	The Parties will negotiate arrangements (including in respect of title) concerning Intellectual Property jointly developed in the course of performing or otherwise in connection with this Agreement.

6.3	Each Party shall licence to the other Party on a royalty-free basis, all Intellectual Property rights necessary for the delivery of the Services by the Access Provider under this Agreement. The Parties agree that such Intellectual Property rights accorded to them shall only be used for the purposes of this Agreement unless otherwise agreed in writing.

6.4	Each Party (“Indemnifying Party”) indemnifies the other Party (“Innocent Party”) against all liability or loss arising directly or indirectly from, and all reasonable costs, charges and expenses incurred in connection with any claim, action, suit or demand alleging infringement by the Innocent Party of the rights of a third party arising from use by the Innocent Party of Intellectual Property disclosed for use or licensed by the Indemnifying Party under this Agreement. This indemnification will represent the only remedy and form of compensation available to the Innocent Party in relation to the infringement of Intellectual Property licensed or disclosed by the Indemnifying Party under this Agreement.

6.5	Each Party is entitled to use the trademark and brand logo of the other Party for the purposes of utilisation of Access Provider’s services provided that the Parties do not exploit such rights to earn revenues or monetise from third parties without the consent of the owner of such Intellectual Property.

CONDITION 7 - LIABILITY AND INDEMNITY

7.1	General Principle

7.1.1	Save to the extent that another provision of this Agreement expressly provides for (or expressly excludes or limits) a remedy, a liability or a form of compensation in relation to an act, omission or event, this Condition 7 shall regulate the liability (whether arising in contract, in tort, under statute or in any other way and whether due to negligence, wilful or deliberate breach or any other cause) of a Party to the other Party under and in relation to this Agreement and in relation to any act, omission or event relating to or arising out of this Agreement.

7.2	Insurance

7.2.1	Without limiting or reducing each Party’s liability and responsibility as contained elsewhere in this Agreement, each Party shall procure and maintain the following insurances applicable to its operations with respect to and for the duration of this Agreement provided that the Parties shall not be required to maintain additional insurances beyond paragraphs (a) and (b) below:-

(a)	Worker’s Compensation and/or Social Security Insurance and/or Employer’s Liability Insurance and/or other insurance with statutory limits as required by the laws of Malaysia to provide for payment to its employees employed on or in connection with the work covered by this Agreement and/or their dependants.

(b)	Comprehensive General Liability Insurance of an amount which is not less than Ringgit Malaysia One Million (RM1,000,000.00) for any one claim or series of claims arising out of an accident or occurrence in connection with this Agreement resulting in bodily injury and/or personal injury including death and property damage of a Party which shall arise out of or in consequence of any acts or omission of the other Party. Such policy shall include contractual liability.

7.3	Damage to Property

7.3.1	Either Party (“defaulting Party”) shall indemnify and hold the other Party safe and harmless from and against all costs, expenses and claims relating to damage to or destruction or loss of all or any property beneficially and/or absolutely owned by the other Party arising out of any act or omission of the defaulting Party, its servants or agent in so far as such damage, destruction or loss arises out of or in the course of or by reason of the carrying out any works for or in relation to the Services.

7.4	Death and Personal Injury

7.4.1	Subject to Condition 7.6.4, the defaulting Party shall be absolutely liable for, and hereby indemnifies the other Party from and against all costs, expenses and claims in respect of all injuries to, including the death of any and all employees of the other Party arising out of any act or omission of the defaulting Party, its servants or agent.

7.5	Third Person Indemnity

7.5.1	Subject to Condition 7.6.4, the defaulting Party shall indemnify and hold the other Party safe and harmless from and against costs, expenses and claims in respect of:-

(a)	all injuries to, including death of; and/or

(b)	loss of or damage to property of,

third parties arising out of or in connection with or in the course of or by reason of the defaulting Party’s breach or when due to any acts, omission or default of the defaulting Party, its servants and/or agents in the carrying out of any works for or in relation to the Services.

7.6	Liability

7.6.1	Neither Party excludes liability for death or personal injury attributable to its own negligence or the negligence of its servants and agents.

7.6.2	Subject to Condition 7.5, either Party shall not be liable to the other Party or any other third party and shall not indemnify the other Party for any claims, proceedings or actions brought or made by a third party against the other Party, howsoever arising, including but not limited to:

(a)	the lack of or loss or interruption or any delays to access, transmission or otherwise; and

(b)	any claims, proceedings or actions brought or made against the other Party by any person pursuant to a contractual relationship with the other Party.

7.6.3	Notwithstanding Conditions 7.3.1 and 7.5.1, a Party shall not be liable for damage to property due to hacking and the transmission of malicious codes and/or programs by third parties (other than its employees, agents, servants, contractors and/or other persons under its control) provided that presently available security solutions or anti-virus solutions have been put in place by the Parties.

7.6.4	Provided that the Access Provider has provided its Service as per the terms of this Agreement, the Access Seeker acknowledges that the reliability of the Service provided by the Access Provider is sometimes beyond the control of the Access Provider and that the Access Provider does not warrant that the Services will be uninterrupted or error-free and further that the Access Provider makes no representation or warranty of any kind whatsoever in respect of the Services except for any representation or warranty that the Access Provider expressly agrees to in this Agreement.

7.7	Exclusion of Warranties

7.7.1	Except as expressly set out in this Agreement, all representations, conditions and warranties (whether express or implied, statutory or otherwise) including but not limited to any implied warranty of merchantability, implied warranty of fitness for a particular purpose, implied warranty of non-infringement and implied warranty arising out of the course of dealing, custom or usage of trade with respect to any service provided by either Party are expressly negatived and excluded. The warranties set forth in this Agreement are the only warranties made by each Party and will not be enlarged or diminished without that Party’s approval.

7.7.2	Except as expressly set out in this Agreement, in no event will either Party be liable to the other Party or any other person for indirect loss of profits or business, use of data or exemplary, indirect, incidental, consequential or punitive damages of any kind for any reason, including, without limitation, the breach of this Agreement or any termination of this Agreement, whether such liability is asserted on the basis of contract, tort (including negligence and strict liability) or otherwise, even if either Party has been advised of the possibility of such damages. The essential purpose of this provision is to limit the potential liability of each Party arising out of this Agreement.

CONDITION 8-TERM, TERMINATION AND SUSPENSION

8.1	This Agreement shall take effect on the Effective Date and the Parties shall, unless otherwise required by the Access Seeker and subject to Clause 7 of Part II of Section V of this Agreement, enter into an Access Agreement with a term of no less than one (1) year from the date of execution of the Access Agreement.

8.2	(a)	Any Party (“Notifying Party”) may terminate this Agreement or part thereof if:-

(i)	the other Party (“Defaulting Party”) fails to remedy a breach (which is capable of remedy) of a material obligation under this Agreement no less than one (1) month of receiving a notice of breach from the Notifying Party; or

(ii)	a winding up order has been made against the Defaulting Party and the order remains or will remain in effect for a continuous period of ninety (90) days; or

(iii)	an order is made or an effective resolution is passed, for the reconstruction and amalgamation of the Defaulting Party or any other similar action or proceeding under any other law and the order or resolution remains or will remain in effect for a continuous period of sixty (60) days; or

(iv)	a receiver, receiver and manager, official manager, provisional liquidator, liquidator or like official is appointed over the whole or a substantial part of the undertaking and property of the Defaulting Party; or

(v)	a holder of an encumbrance takes possession of the whole or any substantial part of the undertaking and property of the Defaulting Party; or

(vi)	the Defaulting Party fails to remedy breaches (which are capable of remedy) of any laws, regulations, rules or standards which has a material adverse effect on the Notifying Party or this Agreement or the provision of the Services, no less than one (1) month of receiving a notice of breach from the Notifying Party; or

(vii)	a Force Majeure, substantially and adversely affecting the ability of a Party to perform its obligations to the other Party under this Agreement, continues for a consecutive period of three (3) months provided that the Notifying Party may not give notice under this Condition 8.2 unless the Notifying Party has negotiated or endeavoured to negotiate in good faith with the other Party to remedy the Force Majeure and amend the terms of this Agreement to enable this Agreement to remain in full force and effect notwithstanding such inability to so perform but has failed to reach any agreement within sixty (60) days from the commencement of negotiations.

(b)	Upon the occurrence of the events set out in Condition 8.2 above or where a breach is not capable of remedy and subject to the provision of Condition 8.4 below, the Notifying Party may terminate this Agreement by issuing a termination notice to the Defaulting Party/other Party (in the case of Force Majeure) and this Agreement shall terminate in accordance with the terms of the termination notice as stated therein.

8.3	(a)	The Notifying Party may, without liability, suspend, to the extent necessary, access to its Service where:

(i)	the Defaulting Party fails to remedy a breach (which is capable of remedy) of a material obligation under this Agreement (including the failure to pay Invoices in accordance with this Agreement within sixty (60) days of receiving a notice of breach from the Notifying Party);

(ii)	the Defaulting Party fails to remedy breaches (which are capable of remedy) of any laws, regulations, rules or standards which has a material adverse effect on the Notifying Party or this Agreement or the provision of Services, within sixty (60) days of receiving a notice of breach from the Notifying Party;

(iii)	the Defaulting Party fails to remedy any fault or condition (which are capable of remedy), that causes the Defaulting Party’s network facilities to materially adversely affect the normal operation of the Notifying Party’s network, or are a material threat to any person’s safety;

(iv)	the Defaulting Party fails to remedy any condition (which is capable of remedy), that causes the Defaulting Party’s network facilities or service posing an imminent threat to life or property of the Notifying Party’s, its employees or contractors;

(v)	the Defaulting Party fails to remedy any fault or condition (which is capable of remedy) in the Defaulting Party’s network facilities that cause material physical or technical harm to any network facilities of the Notifying Party or any other person; or

(vi)	subject to Condition 9.1.1, where Force Majeure applies; or

(b)	Upon the occurrence of the events set out in Condition 8.3 above or where a breach is incapable of remedy and subject to the provision of Condition 8.4 below, the Notifying Party may suspend access to its Services by issuing a suspension notice and the suspension of access to the Notifying Party’s Services shall take effect in accordance with the terms of the suspension notice.

(c)	During the period of suspension, the Notifying Party shall be entitled to charge the Defaulting Party for all Charges in respect of the Services provided that where a suspension is due to Force Majeure, the Charges for Services affected by the Force Majeure only will not be charged; and subject to agreement by both Parties prior to the services being rendered. The Defaulting Party shall be solely responsible for any loss, costs, damages or expenses which the Defaulting Party may incur or suffer during the period of suspension.

8.4	(a)	Where the Notifying Party seeks to terminate the Agreement (or part thereof) or suspend, to the extent necessary, access to the Services on any grounds specified in:-

(i)	Conditions 8.2(a)(i) to (vii) with respect to termination; and/or

(ii)	Conditions 8.3(a)(i) to (vi) with respect to suspension,

the Notifying Party shall first notify the Commission (such notification to be copied to the Defaulting Party) in writing of such action and specify the reasons for such action (“Notice to the Commission”).

(b)	If the Commission notifies the Notifying Party that the Notifying Party is permitted to:

(i)	terminate this Agreement (or part thereof); or

(ii)	suspend access to the Services,

the Notifying Party may, by issuing a termination or suspension notice to the Defaulting Party and this Agreement shall terminate or access to the Services shall suspend (as the case may be) in accordance with the terms of the notice.

8.5	The issuance of a suspension notice shall not in any way prejudice or prevent the Notifying Party from exercising its right to issue a termination notice under Condition 8.2.

8.6	In the event the Notifying Party suspends access to Service by reason of the Defaulting Party’s failures set out in Condition 8.3, the Notifying Party must reinstate access to Service upon the Defaulting Party remedying its failure or the redirection of the Commission.

8.7	Notwithstanding Condition 8.4, in the event that:-

(a)	any Party’s Licence(s) is cancelled, surrendered, suspended, revoked or expired and the Party is not immediately granted another Licence(s) of that type (where a License of that type or another Licence is required); or

(b)	there is any change in law or regulation which renders this Agreement or access to any Services unlawful,

the Agreement or part thereof shall terminate in so far as the Agreement or part thereof is affected by the cancellation, surrender, suspension, revocation or expiry of a Party’s Licence(s) or change in law or regulation. However, other obligations under this Agreement which are not affected by such events shall remain in force. The Parties shall meet within ten (10) Business Days of the affected Party notifying the other Party of the events specified in paragraphs (a) or (b) above, review the Agreement to ascertain whether access to the Services are lawful and may be provided on different terms which are mutually agreeable by both Parties.

8.8	Notwithstanding anything to the contrary, in the event a Party breaches any of its obligations under this Agreement, the other Party shall, without prejudice to any of its rights and remedies under this Agreement and under law, have the absolute discretion to immediately seek urgent interlocutory action which shall include but not be limited to:-

(a)	preventing such further breaches from occurring;

(b)	preventing the continuation of the said breach; and/or

(c)	requiring the Party in breach to comply with their obligations under this Agreement, without the necessity of first exercising any of its rights herein. For the avoidance of doubt, Conditions 8.2, 8.3, 8.4 and 9 shall not preclude the other Party from immediately seeking urgent interlocutory action under this Condition 8.8.

8.9	If, after the termination or expiry of this Agreement in whole or in part:

(a)	a Party (“requesting Party”) gives the other Party written notice requesting the other Party to carry out necessary disconnection works and to return any equipment or facilities of the requesting Party or a third person installed by or for the requesting Party; and

(b)	the other Party has failed to comply with the request, the requesting Party may enter the premises of the other Party on reasonable notice for the purposes of carrying out any necessary disconnection works and repossessing any such equipment and facilities. The other Party on whose premises such equipment or facilities were installed is responsible for compensating the requesting Party for any such equipment or facility which is not delivered up in good condition (fair wear and tear excepted) and for making good all the damage to the requesting Party’s premises, if the equipment or facilities of the other Party are in the requesting Party’s premises or under the requesting Party’s care. The other Party shall indemnify the requesting Party in respect of any damage thereby caused to the premises, equipment and facilities of or under the care of the requesting Party.

8.10	Upon termination of this Agreement or part thereof:

(a)	subject to Condition 8.10 (b) below, the Access Provider shall refund to the Access Seeker within sixty (60) days after the date of such termination all and any amounts paid in advance in respect of Service to the extent that the amount (or part of the amount calculated on a pro-rata basis) relates to the period after the effective date of termination; and

(b)	the Access Seeker shall pay within sixty (60) days all amounts due to the Access Provider for the provision of Service prior to and up to termination (save for disputed amounts which the Access Seeker is entitled to withhold under Condition 9.5.5).

For the avoidance of doubt, the Access Provider shall be entitled to claim for all Charges arising during an applicable minimum contractual period provided under this Agreement notwithstanding that the provision of Services was terminated prior to the expiry of the applicable minimum period save that where the provision of Services was terminated due to Force Majeure, the minimum charge for Services affected by the Force Majeure shall not be applicable during the period of Force Majeure.

8.11	Upon termination of this Agreement not due to the fault of the Access Seeker, the Access Provider shall:

(a)	Within sixty (60) days of termination of this Agreement, refund to the Access Seeker any deposit paid (with any cumulative interest income earned)(where applicable), provided all other amounts due and payable by the Access Seeker to the Access Provider have been paid; and

(b)	Immediately upon termination of this Agreement, unconditionally waive any rights under the guarantees provided by the Access Seeker except in respect of amounts due and payable by the Access Seeker to the Access Provider as at the date of termination.

8.12	Without prejudice to the Access Provider’s rights and remedies under this Agreement and/or law, upon termination of this Agreement or suspension of access to Services, the Access Provider shall not be entitled to penalise the Access Seeker with a penalty with respect to the provision of Services. Nothing in this Condition 8.12 shall prejudice, limit or negate the rights and remedies of the Access Provider under this Agreement or law to seek redress or claim damages, cost and expenses for breach of this Agreement by the Access Seeker, to enforce its right of indemnities, to claim interest and generally to enforce its rights and remedies.

8.13	Termination of this Agreement, in whole or in part, does not operate as a waiver of any breach by a Party of any of its provisions and is without prejudice to any rights, liabilities or obligations of any Party which have accrued up to the date of the termination, including a right of indemnity.

CONDITION 9 - DISPUTE RESOLUTION PROCESS

9.1.	Introduction

9.1.1	Subject to Condition 9.2.3, an Access Provider and an Access Seeker shall adopt and comply with this dispute resolution procedure in relation to any dispute which may arise between an Access Seeker and Access Provider in relation to or in connection with the supply of any Services (“Access Dispute”).

9.1.2	The following dispute resolution mechanisms are governed by this Condition:

(a)	inter-party working groups; and

(b)	specific resolution of disputes, being:

(i)	technical disputes (which must follow the procedures set out in Condition 9.5 if they cannot be resolved through the application of the general dispute resolution provisions in Conditions 9.3 and 9.4);

(ii)	Billing Disputes, which must follow the procedures set out in Condition 9.6; or

(iii)	any other types of disputes which, if cannot be resolved through the application of the general dispute resolution provisions in Conditions 9.2, 9.3 and 9.4, must be referred to the Commission for resolution.

9.1.3	A dispute between the Parties regarding any matter dealt with under this Agreement shall first be attempted to be resolved by good faith negotiation between the Parties in accordance with this Agreement.

9.1.4	All disputes referred to the Commission pursuant to this Agreement shall be dealt with in accordance with the Act. Where the decision of the Commission is appealed in the Appeals Tribunal under the Act, the decision of the Appeals Tribunal shall be final and binding subject always to the right of judicial review contained in the Act. For the avoidance of doubt, the Commission will decide a dispute if it is satisfied that:

(a)	the Parties will not reach agreement, or will not reach agreement in a reasonable time;

(b)	the notification of the dispute is not trivial, frivolous or vexatious; and

(c)	the resolution of the dispute would promote the objects in the Act.

9.2	General

9.2.1	Until expiry of the dispute resolution procedures set out herein, a Party may not commence court proceedings relating to that dispute, other than an application for purposes set out in Condition 9.2.2. Nothing in this Condition 9.2.1 shall be construed as ousting the jurisdiction of any court.

9.2.2	A Party shall ensure that its representatives acting in relation to a dispute are of sufficient seniority and have authority to settle an access dispute on behalf of the Party. At the commencement of the dispute resolution procedure, each Party must notify the other Party of the scope of the authority of each of their representatives. If in the course of the dispute resolution procedures it is identified that the matters to be resolved are outside the initial term of reference for which authority was given to a representative, a Party may require that those matters be referred to more senior officers of that Party who have authority to settle those matters.

9.2.3	During a dispute and any dispute resolution process invoked in accordance with this Condition 9, an Access Provider and Access Seeker must continue to fulfill their obligations under this Agreement between themselves.

9.2.4	Subject to Condition 9.2.5, the Parties shall exchange information of a type described in this Agreement during the course of, and to facilitate, resolution of such a dispute.

9.2.5	Confidential information of a Party which is disclosed, and any other oral or written submissions made by a Party or a Party’s representatives during the course of any dispute resolution process will be subject to the confidentiality restrictions contained in the Confidentiality & Non-Disclosure Agreement and this Agreement.

9.2.6	A Party must not use information obtained under Condition 9.2.4 or described in Condition 9.2.5 for any purpose other than to resolve the dispute.

9.2.7	Subject to Chapter 7 of Part V of the Act, an arbitrator of a dispute (including a Technical Expert (as hereinafter defined) or the Commission, in accordance with this Condition 9) may decide not to determine the dispute if the arbitrator considers that the dispute is trivial, frivolous or vexatious, or if there is insufficient evidence before the arbitrator to determine the dispute.

9.2.8	The costs of the arbitration are to be shared equally between the Parties, unless the arbitrator of the dispute has decided not to determine the dispute in accordance with Condition 9.2.7. If an arbitrator decides not to determine the dispute, the Party that initiated the dispute must pay the costs of the arbitration including the other Party’s costs thereto.

9.3	Inter-Party Working group

9.3.1	In the first instance, the Party raising a dispute must inform the other Party in writing and the Access Seeker and Access Provider should attempt to resolve the Access Dispute between themselves in good faith.

9.3.2	An Access Provider and Access Seeker shall establish a working group, or working groups, to fulfill the requirements set out in Condition 9.3.1. The working group shall be comprised of representatives of the Parties.

9.3.3	The Access Provider shall provide for:

(a)	subject areas dealt with by each working group;

(b)	equal representation by the Access Seeker and the Access Provider;

(c)	chairmanship and administrative functions of the working group which is to be shared equally; and

(d)	formal notification procedures to the working group.

9.3.4	The Access Provider and the Access Seeker shall use reasonable endeavours to attempt to settle an Access Dispute in the working group level for a period of no longer than forty five (45) days from the first meeting of the working group or such other period as the Parties may agree in writing, subject always to a Party’s right to obtain relief in the court as set out in Condition 9.2.2.

9.4	Use of a Technical Expert

9.4.1	A dispute may be referred to a Technical Expert after the provisions in Conditions 9.3 and 9.4 have been complied with or if the Access Provider and Access Seeker is unable to resolve the Access Dispute between themselves in good faith.

9.4.2	Once a dispute is referred to a Technical Expert, it may not be referred back to a Working Group.

9.4.3	The Technical Expert:

(a)	will be an expert appointed by agreement of the Parties or, if the Parties cannot agree, by the Commission;

(b)	will have the appropriate qualifications and experience to arbitrate the dispute, including knowledge of the communication industry;

(c)	need not be a Malaysian citizen or resident; and

(d)	will not be an officer, director, or employee of a communications company or otherwise have a potential for conflict or interest.

9.4.4	If the Parties fail to appoint a Technical Expert within ten (10) Business Days of the notice to refer a dispute to a Technical Expert, a Technical Expert will be appointed by the Commission.

9.4.5	When relying on the services of a Technical Expert, the following procedures will apply to the dispute resolution procedure of the Technical Expert:

(a)	the Parties will present written submission to the Technical Expert and each other within fifteen (15) Business Days of the appointment of the Technical Expert; and

(b)	each Party may respond to the other Party’s submission in writing within fifteen (15) Business Days from the date of the other Party’s submission.

9.4.6	A Technical Expert hearing will be within fifteen (15) Business Days of the last written submission unless:

(a)	a Party requests for and the other Party agrees that the use of the Technical Expert be by documents only; or

(b)	failing agreement of the Parties, the Technical Expert decides within five (5) Business Days of the last written submission that the use of the Technical Expert be by documents only.

9.4.7	Should a Technical Expert dispute resolution procedure be held, each Party will have the opportunity of making an oral submission. This process will be conducted in private.

9.4.8	The procedure for hearing technical disputes will be determined by the Technical Expert (including number and duration of oral submissions by the Parties) but in any case, the Technical Expert’s hearing will last no longer than three (3) Business Days.

9.4.9	The Technical Expert will not have the power to appoint any other experts.

9.4.10	The Technical Expert will deliver his award within fifteen (15) Business Days of the conclusion of the hearing or of the last written submission where the arbitration is by documents only. A failure to comply with the time frame in this Condition 9.4.10 does not invalidate the Technical Expert’s award.

9.4.11	Every dispute referred to a Technical Expert will be considered separately so that time limits for each dispute are complied with.

9.4.12	The Technical Expert’s decision will be final and binding on the Parties (in the absence of manifest error of fact or law).

9.5	Billing dispute resolution

9.5.1	An Access Provider shall allow the Access Seeker to dispute an Invoice prepared by the Access Provider for the Services where the Access Seeker notifies the Access Provider in writing within thirty (30) Business Days after the date of receipt of such Invoice. If the Access Seeker fails to dispute an Invoice within the specified time period above, the Access Seeker is deemed to have accepted the Invoice.

9.5.2	Unless otherwise agreed in writing, a Billing Dispute may only arise where the Access Seeker has reasonable grounds to believe that an error has arisen from one of the following circumstances:

(a)	the Access Provider’s Billing System is, or has been, defective or inaccurate in respect of the Services which are the subject of the dispute;

(b)	there is, or has been, a discrepancy between the Invoice in dispute and the records generated by the Access Seeker’s Billing System;

(c)	there is, or has been, a fraud perpetrated by the Access Provider; or

(d)	the Access Provider has made some other error in respect of the calculation of the Charges for the Services which are the subject of the Billing Dispute.

9.5.3	All Billing Dispute Notices given under this Condition 9.5 must specify;

(a)	the detailed reasons for which the Access Seeker disputes the Invoice;

(b)	the amount in dispute;

(c)	details required to identify the relevant Invoice and charges in dispute including:

(i)	the account number;

(ii)	the Invoice reference number;

(iii)	the Invoice date;

(iv)	the Invoice amount; and

(v)	billing verification information; and

9.5.4	Subject to Condition 9.5.5, the Access Seeker is obliged to pay the amount stated in the Invoice within ten (10) Business Days from the date of settlement of the Dispute. If the amounts paid to date for the period pending settlement of the dispute is higher than the amounts payable, then the Access Provider will pay in full such difference and interest, calculated in accordance with Condition 5.2.4, within fourteen (14) Business Days from the date of settlement of the Dispute, as documented by the Parties. The interest shall be payable from the Due Date to the date of actual payment of the differential amount.

9.5.5	If the Parties are not able to settle a Billing Dispute within the time periods specified in Condition 9.5.7, a Party may withhold payment of amounts disputed in good faith for all subsequent Invoices issued by the Access Provider. If the dispute is resolved against the Access Seeker, then the Access Seeker shall pay interest (calculated in accordance with Condition 5.2.4) on the outstanding amounts due to the Access Provider. If the dispute is resolved against the Access Provider, then the Access Provider shall pay interest (calculated in accordance with Condition 5.2.4) on the outstanding amounts due to the Access Seeker. The interest shall be payable within ten (10) Business Days days from the settlement of the Dispute, as documented by the Parties. Interest shall be calculated from the Due Date until date of actual payment of the outstanding amount.

9.5.6	The Parties agree to use their reasonable endeavours to promptly resolve any Billing Dispute notified under this Condition 9.5.

9.5.7	If the Parties are unable to resolve any Billing Dispute within one (1) month (or such other period as the Parties may agree) from the date on which the Billing Dispute Notice is received, either Party may seek the consent of the other Party to extend the period for resolution of the Billing Dispute stating the exceptional reasons for such extension. The other Party is, however, under no obligation to agree to such extension.

9.5.8	Once the negotiation period under Condition 9.5.7 has expired, the Billing Dispute may be referred by the Access Seeker to the procedure described in Condition 9.5.9 (“Billing Dispute Escalation Procedure”).

9.5.9	The Access Seeker may refer a Billing Dispute to the Billing Dispute Escalation Procedure under this Condition 9.5.9 by notifying the Access Provider’s Billing Representative. Each of the Parties shall then appoint a designated representative that has authority to settle the Billing Dispute, and that is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the Billing Dispute and negotiate in good faith in an effort to resolve such Billing Dispute. The specific format for such discussions will be left to the discretion of the designated representatives however all reasonable requests for relevant information made by one Party to the other Party shall be honoured.

9.5.10	Although it is the good faith intention of the Parties to use the billing dispute resolution procedures to the fullest extent to try to solve Billing Disputes, nothing in this Agreement shall prevent either Party from pursuing any other remedy in law or equity that may be available to them if a Billing Dispute cannot be resolved to their satisfaction.

9.5.11	A Party may request a joint investigation of Invoice discrepancies after that Party has conducted comprehensive internal investigation, including an examination of its own Billing System. Prior to commencement of the joint investigation, the Parties must agree the terms of the joint investigation, including:

(a)	the scope of the joint investigation;

(b)	how the joint investigation will be conducted; and

(c)	the date by which the joint investigation must be concluded.

9.5.12	Enquiries relating to billing, collecting and settlement arrangements or in relation to the Services and operation issues may be directed to the Billing Representatives nominated by each Party.

9.5.13	Either Party may at any time nominate another Billing Representative, provided that ten (10) Business Days prior notification of such appointment is given.

9.5.14	If the Parties are unable to resolve any Billing Dispute after exhausting the Billing Dispute Escalation Procedure, either Party may refer the Billing Dispute to the Commission for resolution under Chapter 7 of Part V of the Act. For the purposes of clarification, the Billing Dispute procedure shall follow the procedure in this Condition 9.5 and does not involve the inter-party working group and Technical Expert under Conditions 9.3 and 9.4.

CONDITION 10 - LEGAL BOILERPLATE OBLIGATIONS

10.1	Force Majeure

10.1.1	If a Party is unable to perform any obligation (other than an obligation to pay money) under this Agreement by reason of Force Majeure and that Party:

(a)	gives the other Party to which the obligation is owed prompt notice of the Force Majeure with reasonably full particulars thereof and an estimate of the extent and duration of its inability to perform; and

(b)	shall continue to take all actions within its power to comply as fully as possible with the said terms and conditions.

then that obligation is suspended insofar as it is affected by, and during the continuance of the Force Majeure.

10.1.2	If the Force Majeure continues beyond fourteen (14) days after the notice given under Condition 10.1.1, the Parties shall meet to discuss in good faith a mutually satisfactory resolution to the problem.

10.1.3	The requirement that a Force Majeure be removed with all possible diligence does not require the settlement of strikes, lockouts or other labour disputes or claims or demands on unreasonable terms. If a strike, lockout or other labour dispute or claim or demand principally concerns any matter the subject of this Agreement, the Party affected must so notify and consult with the other Party.

10.2	Governing Law

10.2.1	This Agreement and the transactions contemplated by it are governed by the laws of Malaysia.

10.2.2	In the event of:

(a)	a Party seeking urgent interlocutory relief in respect of any matter; or

(b)	a Party seeking relief in respect of the other Party failing to comply with the dispute resolution process set out in Condition 9; or

(c)	a Party seeking relief in respect of a manifest error or mistake of law of the arbitrator (be it the Technical Expert or the Commission), established by the Parties pursuant to any dispute resolution procedures agreed in writing,or

(d)	a Party after failing to resolve the dispute via the Inter-Party Working Group;

each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Courts of Malaysia for such interlocutory relief and equitable remedies.

10.3	Parties to Act in Good Faith

10.3.1	Each Party agrees that it will act in good faith in relation to the other Party with respect to all matters relating to or contemplated by this Agreement.

10.4	Costs and Expenses

10.4.1	The Parties agree to bear their own legal, registration and other costs incurred in relation to the preparation, negotiation and execution of this Agreement and all documents contemplated by it (except where this Agreement or those other documents expressly provides to the contrary). The stamp duty in respect of this Agreement shall be borne by the Access Seeker.

10.5	Relationship of the Parties

10.5.1	The relationship of the Parties to this Agreement is one of independent contractors only. Nothing in this Agreement is to be construed as creating an agency, partnership, association, trust or joint venture between the Parties. Each Party is responsible only for its obligations as set out in this Agreement.

10.6	Surviving Obligations

10.6.1	Termination or expiration in whole or in part of this Agreement does not affect those Conditions (including, without limitation, Conditions 6, 7, 8 and 9) which by their nature survive termination or expiry.

10.7	Relationship with Third Persons

10.7.1	A Party and any of its employees, agents, representatives or contractors shall not be deemed to be an employee, agent, contractor or representative of the other Party.

10.7.2	No Party has any authority to bind or oblige or incur any liability on behalf of the other Party and no such authority is to be implied.

10.7.3	Conditions 10.7.1 and 10.7.2 have neither the effect nor imply:

(a)	that a Party or any of its employees, agents, representatives or contractors is the employee agent contractor or representative of the other Party, or

(b)	that a Party has the authority to bind or oblige or incur a liability on behalf of the other Party.

10.8	Variation

10.8.1	(a)	A variation of any part of this Agreement is valid if, and only if, made between and in writing subscribed by the Parties and that the variation in respect of Facilities and Services is registered with the Commission in accordance with the Act.

(b)	Subject to Condition 10.8.1(a), where the Parties agree to materially vary the Agreement or access to its Services, the Parties shall inform the Commission in writing of the action of the Access Provider proposes to take and the reasons why such action is appropriate. This Agreement or access to the Services shall not be varied until such reasonable time and on such reasonable conditions as the Commission may legally specify.

(c)	In this Condition 10.8, a reference to a variation includes a reference to an addition, deletion, amendment, modification, alteration or other variation.

10.9	Assignment

10.9.1	No rights, benefits or obligations under this Agreement may be assigned or novated by a Party without the prior written consent of the other Party, which consent must not be unreasonably withheld.

10.10	Remedies Cumulative

10.10.1	Subject to any clause or provision of this Agreement which provides for a remedy or form of compensation to the exclusion of any other remedy or form of compensation, the rights, powers and remedies provided in this Agreement are:

(a)	cumulative; and

(b)	not exclusive of the rights, powers or remedies provided by law independent of this Agreement.

10.11	Notices

10.11.1	Any notice, invoice, approval, consent, request or other communication in connection with this Agreement:

(a)	must be in writing; and

(b)	must be left at the address of the addressee, or sent by registered post or licensed courier to the address of the addressee or sent by e-mail (to be followed by ordinary post) to the e-mail address of the addressee which is set out below or if the addressee notifies another address or e-mail address then to that address or e-mail address.

The address and e-mail address of each Party is:

MYTV BROADCASTING SDN BHD:

Attention:	Chief Executive Officer
Address:	***
Email :

DNF GROUP SDN BHD

Attention:	Chairman & Executive President
Address:	***
Email :

10.11.2	A notice, invoice, approval, consent, request or other communication takes effect from the time it is received unless a later time is specified in it.

10.11.3	A notice, invoice, approval, consent, request or other communication is, in the absence of contrary evidence, deemed to be received:

(a)	in the case of a posted letter or registered post, on the third day after posting; and

(b)	in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicated that the facsimile was sent in its entirety to the facsimile number of the recipient; and

(c)	in the case of a communication left at the address of the addressee, at the time the communication was so left; and

(d)	in the case of licensed courier, at the time the communication is received by the addressee.

10.12	Waiver

10.12.1	(a)	A provision of or right under this Agreement may not be waived except in writing signed by the non-defaulting Party or Parties to be bound.

(b)	No failure or delay on the part of any Party in exercising any rights hereunder shall operate as a waiver thereof nor shall any single or partial exercise of such right preclude any other or further exercise of any other right hereunder provided however that nothing in this clause shall extend time or be construed to extend time for the performance of any right or obligation under this Agreement if a time period is imposed for the performance of such right or obligation.

(c)	Knowledge or acquiescence by any Party of, or in, breach of any of the provisions of this Agreement shall not operate as, or be deemed to be, a waiver of such provision and, notwithstanding such knowledge or acquiescence, such Party shall remain entitled to exercise the rights and remedies under this Agreement, and at law, and to require strict performance of all of the provisions of this Agreement.

10.13	Mutual Representations and Warranties

10.13.1	Each Party represents and warrants to the other that:

(a)	it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)	it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and

(c)	this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

10.14	Entire Agreement

10.14.1	This Agreement constitutes the entire agreement of the Parties regarding the subject matter of this Agreement.

10.15	Severability

10.15.1	The whole or any part of this Agreement that is illegal or unenforceable:

(a)	will be:

(i)	read down to the extent necessary so that it is legal and enforceable; or

(ii)	severed (if it cannot be read down in accordance with paragraph (i)); and

(b)	will not affect the continued operation of the remaining provisions of this Agreement.

10.16	Time of the Essence

Time wherever referred to in this Agreement shall be of the essence.

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This Confidentiality and Non-Disclosure Agreement (“Agreement”) is made on _____ day of_____________ 2021 between:

(1)	MYTV BROADCASTING SDN BHD (Registration No : 20101013318 / 897549-X ), a company incorporated under the laws of Malaysia and having its registered office at 110, Jalan Maarof, Bangsar Baru, 59000 Kuala Lumpur and its business address at 2271, Jalan Usahawan 2, Cyber 6, 63000 Cyberjaya (“MYTV”) of the one part;

AND

(2)	DNF GROUP GROUP SDN BHD (Company No. 200801028476 / 829803-X), a company incorporated under the laws of Malaysia and having its business office at Suite 8.01, Level 8, Menara Binjai, No.2, Jalan Binjai, 50450 Kuala Lumpur.

(MYTV and the Companies shall collectively be referred to as the “Parties” and individually as the “Party”).

WHEREAS:

(A)	The Parties wish to disclose certain Confidential Information (as defined in Clause 1) to each other for the purpose of transmitting contents application on the Digital Terrestrial Television (OTT) services and related matters (“Purpose”), and this will necessitate the sharing of confidential and/or proprietary information.

(B)	Each of the Parties wish to protect its position in relation to the Confidential Information so disclosed in relation to the Purpose, whether such Confidential Information is disclosed visually, orally, or in the form of photographs, drawings, pictorial, electronic or in other written material, machine readable data and human readable form, software or hardware together with any analysis, compilations, studies, presentation or other documents prepared by either of the Party in relation to the Confidential Information or derived from or pursuant to discussions with any of its affiliates or the officers, employees, agents, advisers, consultants or representatives thereof in relation to the Confidential Information.

NOW THEREFORE, in consideration of these premises, the Parties hereto agree as follows:

1.	In this Agreement unless the context otherwise require the following expressions shall have the meanings respectively set out below:

“Affiliate” of a Party means in relation to that Party (i) any entity under the Control of such Party; (ii) any entity Controlling such Party; and (iii) any other entity under the Control of a Controlling entity under the preceding paragraph (ii). “Control” or “Controlling” means the owning of fifty percent (50%) or more of the equity interest or any other type of ownership by one Party in another incorporated entity.

“Confidential Information” shall include but not be limited to:

a)	information, knowledge or data relating to sales, commercial matters, products and their price, financial or marketing plans and information, or information of an intellectual or non-technical form including intellectual property or technical nature such as technical data, sketches, models, inventions, know-how, processes, apparatus, equipment, business plans, financial simulations, information concerning employees, research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, drawings, photographs, cinematographic works, charts, diagrams, specifications, standards, manuals, reports, formulae, algorithms, processes and trade secrets derived from the Confidential Information or other information in which the Disclosing Party has a business, proprietary or ownership interest or legal duty to protect and which is not yet in the public domain including any information which is either clearly marked as ‘Confidential’ or unmarked, on which the Disclosing Party has included information which is confidential, or information relating in any way to the Purpose;

b)	information of whatever nature relating to the business of the Company obtained by observation during visits (if any) to its premises; and

c)	information relating to “Personal Data” in accordance with Personal Data Protection Act 2010.

“Disclosing Party” means a Party (through any of its Affiliates or the officers, employees, agents, advisers, consultants or representatives thereof or of the Party), who provides, discloses or supplies Confidential Information to the Receiving Party.

“Receiving Party” means a Party (through any of its Affiliates or the officers, employees, agents, advisers, consultants or representatives thereof or of that Party), who receives Confidential Information from the Disclosing Party.

2.	All Confidential Information to be disclosed orally shall be made in a positive manner in an appropriate forum prior to its disclosure and must be confirmed in writing within fourteen (14) days of the oral disclosure by the Disclosing Party to the Receiving Party during which time such Confidential Information disclosed orally shall be similarly protected.

3.	In respect of all Confidential Information disclosed, the Receiving Party undertakes, subject to Clause 4 below:

i.	to keep such Confidential Information in strict confidence, and not to use the Confidential Information otherwise than for the purposes of the Purpose;

ii.	only to disclose the Confidential Information to such of its or its Affiliates’ officers, employees, agents, advisers, consultants or representatives as on a genuinely “need to know” basis only for the purposes of this Agreement, and then only on the understanding that they agree to be similarly bound by the provisions of this Agreement. The Receiving Party shall procure such of its officers, employees, agents, advisers, consultants or representatives to comply with the terms hereof. In any event, the Receiving Party shall be responsible for any breach of the terms of this Agreement by any of its officers, employees, agents, advisers, consultants or representatives and shall take all measures to restrain such officers, employees, agents, advisers, consultants or representatives from prohibited or unauthorized disclosure or use of the Confidential Information;

iii.	not to disclose the Confidential Information to any person or entity not explicitly named in this Agreement, particulars of the Parties that have exchanged the Confidential Information, discussions and negotiations which are taking place concerning the Purpose between the Parties, any of the terms, conditions or other facts with respect to the Purpose including the status thereof, without prior written consent of the Disclosing Party;

iv.	to maintain and protect the Confidential Information so disclosed with the same degree of care and control as used to keep confidential its own Confidential Information. The Receiving Party shall restrict access to the Confidential Information so as to prevent its unauthorized use, disclosure or reproduction and shall maintain reasonable procedures to prevent loss of any Confidential Information;

v.	not to use or cause to be used any Confidential Information in the course or pursuit of any other business relationship or otherwise with any person or entity which is acting or may act in business competition with the Disclosing Party or to secure a competitive advantage over the Disclosing Party or cause, suffer or permit to be done any of the foregoing acts; and

vi.	to return to the Disclosing Party on demand or expiry or termination of this Agreement all Confidential Information including all copies thereof, and to destroy or to certify its destruction all notes and any other written reports of documents which may have been made by the Receiving Party and which contain any part of the Confidential Information, except as authorised in writing by the Disclosing Party.

4.	The obligations in Clause 3 above shall not apply to any Confidential Information which:

i.	the Receiving Party can show that the Confidential Information was already in or came into the public domain prior to the date of this Agreement or thereafter becomes publicly available without any violation of this Agreement or otherwise than by a breach of this Agreement;

ii.	the Receiving Party can show that the Confidential Information was already in its possession free of any restriction as to non-disclosure, prior to, at or subsequent to the time of receipt from the Disclosing Party or becomes available to a Party from a person, other than the other Party and its representatives, who is not, to the best of such Party’s knowledge subject to any legally binding obligation to keep such information confidential;

iii.	the Receiving Party can prove that the Confidential Information has been independently developed or generated independently without access to or use of or reference to any Confidential Information disclosed under this Agreement;

iv.	is disclosed by the Receiving Party to satisfy a requirement of, or demand by, a competent court of law or governmental or regulatory body made pursuant to law or to satisfy the requirements of any stock exchange upon which shares of the parties are listed, provided, however, to the extent permissible under the laws and regulations, that the Receiving Party shall notify and consult the Disclosing Party as to the form, nature and purpose of the disclosure to enable it to seek a protective order or otherwise prevent such disclosure.

5.	This Agreement shall not be construed as granting expressly or by implication at any time, any transfer, assignment, license on any other rights in respect of any licence, patent, copyright, trademarks or other intellectual property right in force and belonging to the Disclosing Party, which rights shall remain vested in, and the absolute property of the Disclosing Party.

6.	The property in all Confidential Information disclosed under this Agreement including all copies thereof shall, subject to any right of any other owner, rest with the Disclosing Party. Should either Party be subject to re-organisation, merger, takeover or the like, its successor in law shall be bound by the conditions hereof as if they were the original party hereto.

7.	In the event that the Receiving Party is obligated to disclose any Confidential Information as a result of any applicable law, rule or regulation or a court order or pursuant to governmental action, the Receiving Party shall immediately inform (or where Immediate notice is not possible, as soon as practicable thereafter) the Disclosing Party so that the Disclosing Party is given an opportunity to object to such disclosure. Should any such objection by the Disclosing Party be unsuccessful, the Receiving Party so obligated to disclose Confidential Information may disclose only such Confidential Information to the extent required by the relevant court order or governmental action.

8.	The Receiving Party agrees that, in the event of a breach or threatened breach of the terms of this Agreement, the Disclosing Party shall be entitled to an injunction in addition to and not in lieu of any other legal or equitable relief including money damages. The Receiving Party acknowledges that the Confidential Information is valuable and unique and that disclosure will result in irreparable injury to the Disclosing Party.

9.	Neither Party shall advertise or publicly announce that it has entered into this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, nor shall either Party make any public announcement regarding the Purpose or use the other Party’s name for promotional or marketing purposes.

10.	If any provision of this Agreement is held to be invalid, illegal or unenforceable then such provision shall be automatically modified to the extent necessary to make it valid, legal and enforceable whilst preserving the intent of the Parties and all other provisions of this Agreement shall be regarded as fully valid and enforceable unless otherwise proved.

11.	The Disclosing Party makes no warranties regarding the accuracy of such Confidential Information. The Disclosing Party accepts no responsibility for any expenses, losses, or action incurred or undertaken by the Receiving Party as a result of the receipt of the Confidential Information. It is further understood by the Receiving Party that the Disclosing Party does not warrant or represent that it will introduce any product or service to which the Confidential Information disclosed herein is related.

12.	This Agreement shall be effective upon its execution, and shall, unless terminated by either Party providing one (1) month’s written notice of termination to the other Party, continue for a period of two (2) years from the date of this Agreement (“Term”), provided however that the obligations undertaken herein with respect to Confidential Information received prior to the termination of this Agreement shall survive and continue for a period of two (2) years after any expiration or termination of this Agreement OR upon the execution of the subsequence/definitive agreement to the Purpose, whichever is the earlier, which shall incorporate confidentiality provisions on similar form and content as herein contained.

13.	The Parties hereto acknowledge that a breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to either Party for which there will be no adequate remedy at law, and the affected Party shall be entitled to injunctive relief and/or decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

14.	All notices, demands or other communications under this Agreement must be given or made in writing, and must be delivered personally, by overnight courier, by registered mail or sent by email transmission, with electronic confirmation of receipt, as follows:

If to:	If to:
MYTV Broadcasting Sdn. Bhd. 2271, Jalan Usahawan 2, Cyber 6, 63000 Cyberjaya, Selangor	DNF Group Sdn Bhd Suite 8.01, Level 8, Menara Binjai No.2, Jalan Binjai 50450 Kuala Lumpur
Email: ***	Email: ***
Attention: Chief Executive Officer	ttention: Chairman & Executive President

or at such address or to such e-mail address as may be designated by notice from such Party.

15.	This Agreement and the rights and obligations hereunder are personal to the parties and may not be assigned or otherwise transferred, in whole or in part, without prior written consent of both parties.

16.	Each Party shall bear its own costs and expenses incurred in connection with the Purpose and this Agreement.

17.	The construction, validity and performance of this Agreement shall be governed by Malaysian law, and the Parties hereto submit to the exclusive jurisdiction of the Malaysian courts.

18.	Each Party’s Confidential Information shall be held in strict confidence by the other Party, using no lesser security measures and degree of care as it uses to protect its own Confidential Information. In any event, the security measures and the degree of care it uses shall, as a minimum, comply with the standards imposed by the applicable laws including the Personal Data Protection Act 2010. The Receiving Party shall further ensure that the Confidential Information is secured from unauthorized access from internal and external parties and that all Confidential Information used, stored and/or processed shall be free from virus, malware or other malicious codes.

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed by their duly authorized officers the day and date first before written.

SIGNED by

as authorised representative for

MYTV BROADCASTING SDN BHD

(Company No. 201001013318 / 897549-X)

in the presence of:

Signature of Witness

Name of witness (block letters) NRIC No. of witness	By executing this Agreement the signatory warrants that the signatory is duly authorised to execute this Agreement on behalf of MYTV BROADCASTING SDNB HD (Company No. 201001013318 / 897549-X)

SIGNED by

as authorised representative for

DNF GROUP SDN BHD

(Company No. 200801028476 / 829803-X)

in the presence of

Signature of witness

Name of witness (block letters) NRIC No. of witness	By executing this Agreement the signatory warrants that the signatory is duly authorised to execute this Agreement on behalf of DNF GROUP SDN BHD (Company No. 200801028476 I 829803-X)

Occupation of witness

APPLICATION FORM

Digital Terrestrial Television Malaysia Access Seeker Application Form

As iterated in the RAO document, an Access Seeker that wishes to obtain access to any Service from MYTV Broadcasting Sdn. Bhd. must submit an Access Request to MYTV. The Access Request shall contain the following information;

(a)	the name and contact details of the Access Seeker;

(b)	the Services in respect of which Access is sought;

(c)	preliminary information regarding the scale and scope of Services that the Access Seeker expects to acquire from MYTV pursuant to the Access Request;

(d)	relevant technical information relating to the interface Standards of the Access Seeker;

(e)	creditworthiness information in accordance with MYTV’s requirements;

(f)	assessed security (or, if applicable, confirmation of security provided) in accordance with MYTV’s requirements;

(g)	insurance information in accordance with MYTV’s requirement;

(h)	bank guarantee information for security sum; and

(i)	such other information as MYTV may reasonably request for the sole purpose of providing access to the requested Services.

Declaration

We hereby declare that all information provided in this application is true and agree that MYTV Broadcasting Sdn Bhd reserves the right to review this application at its sole discretion.

We confirm that we are not in any breach of any confidentiality in providing the information herein. We also have no objection for MYTV Broadcasting Sdn Bhd to cross-reference to a third party, visit or audit our premises and facilities. We will extend our assistance towards this exercise. We also fully understand that nothing in this proposal is intended to constitute an agency, partnership or joint venture between the parties.

This registration shall terminate, without notice, (i) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of either party’s debts, (ii) upon either party making an assignment for the benefit of creditors, or (iii) upon either party’s dissolution or ceasing to do business. The requestor shall ensure that there are no pending or overtly threatened actions, claims, orders, decrees, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which would have a Material Adverse Effect, which might result in any impairment of the right or ability of the requestor to enter into or perform his obligations under this Agreement.

Personal Data Protection Act 2010

(i)	Personal Data of the Customer and/or third party

a)	Subject to the terms and conditions of this Agreement, where the “interested consultant/vendor/contractor” receives or process any personal data (as defined by Personal Data Protection Act 2010) (“POPA”) from any party on behalf of MYTV Broadcasting Sdn Bhd arising from the performance of this Agreement, it shall ensure that it fully complies with the provisions of the PDPA and only deals with the data to fulfill its obligations under the Agreement.

b)	Without prejudice to any other “interested consultant/vendor/contractor” obligation to indemnify MYTV Broadcasting Sdn Bhd under this Agreement, the “interested consultant/vendor/contractor” shall indemnify MYTV Broadcasting Sdn Bhd for any breach of the POPA which renders the latter for any costs, claims or expenses.

c)	In fulfillment of its obligations under the POPA, the “interested consultant/vendor/contractor’’ shall have a system in place to ensure:

i)	full compliance with the POPA; in particular the principles of the POPA which deals with the security of personal data;

ii)	the reliability of all its employees who may be involved in receiving and processing the personal data

d)	The “Interested consultant/vendor/contractor” shall take reasonable steps to ensure that all of its partners, shareholders, directors, employees, contractors and agents comply with this Clause where they are receiving and processing any personal data on behalf of MYTV Broadcasting Sdn Bhd during its performance of this Agreement.

e)	The “Interested consultant/vendor/contractor” shall allow MYTV Broadcasting Sdn Bhd reasonable access to such information as is necessary to ensure that it is complying with the above provisions and the POPA as a whole.

f)	Immediately following termination or expiry of this Agreement, MYTV Broadcasting Sdn Bhd partners are obliged to comply and perform its obligations under this Agreement in respect of all personal data in its possession or control.

(ii)	“Interested Broadcaster/Vendor/Contractor” Personal Data

a)	The “Interested broadcaster/vendor/contractor” agrees and understands that by providing its personal data and entering into this Agreement, the “interested broadcaster /vendor/contractor” acknowledges that the “interested broadcaster /vendor/contractor” has given MYTV Broadcasting Sdn Bhd its consent to collect, record, hold, store, use and disclose its personal information for purposes which are necessary or related to this Agreement by MYTV Broadcasting Sdn Bhd according to the POPA and MYTV Broadcasting Sdn Bhd’s Privacy Statement.

TYPE OF INCORPORATION

Sole Proprietor

Private Limited

Limited

Date of Incorporation:

Place of Incorporation:

Company Registration No.:

Year of Registration:

FINANCIAL INFORMATION

CAPITAL STRUCTURE

Authorised Capital

Paid-Up Capital

Working Capital

FINANCIAL FACILITIES

Type	Institution	Value (RM)

BANK ACCOUNT	Branch
Bank Account No.

CORPORATE STRUCTURE

BOARD OF DIRECTORS

NAME	PASSPORT / I.C NO.	NATIONALITY	DESIGNATION	% OF SHAREHOLDING

NUMBER OF PERMANENT STAFF

MANAGEMENT	EXECUTIVE		NON-EXECUTIVE		TOTAL
	Technical	Non- Technical	Technical	Non- Technical

CERTIFICATION

Please attach copies of the following documents:

I.	Company Profile

II.	Form 9 - Registration with Suruhanjaya Syarikat Malaysia

Ill.	Form 24 - Return of Allotment of Shares

IV.	Form 49 - Return giving particulars in register of Directors, Managers and Secretaries and changes of particular.

TERMS AND CONDITIONS

FOR TECHNICAL MATTERS

SECTION I - FORECASTING OBLIGATIONS

1.	General

1.1	This Section I sets out the forecasting procedures that are applicable only in relation to the provision of Services listed in the MYTV RAO preface.

2.	Forecasting Requirements

2.1	As a result of special network management requirements, the Access Seeker is required to provide an eighteen (18) months’ rolling forecast.

2.2	The minimum intervals or units of time to be used in Forecasts regarding DTBMS is six (6) months.

2.3	The maximum frequency to update or to make further Forecasts regarding DTBMS is once every six (6) months.

2.4	The network area or operational area to which Forecasts shall relate, which area shall correspond to that which MYTV uses for its own network planning and provisioning.

2.5	Such other information that MYTV reasonably requires in order to provide access to Services requested by the Access Seeker (which shall not include any information that MYTV does not provide to itself in connection with forecasting for its own services).

2.6	The Access Seeker shall meet the requirements of forecasting process that enables MYTV to plan for the expected needs of the Access Service(s) in order to fulfil the forecast.

2.7	Prerequisite information: The Access Seeker may request preliminary information from MYTV about the availability and capacity of its Services to the extent the Access Seeker requires such information to provide Forecasts.

2.8	Confirmation of Forecast: If MYTV, acting reasonably will incur significant costs to ensure that access can be provided in accordance with a Forecast (for example, because it will need to proactively augment its Network to provide access within the requested timeframes), MYTV may request the Access Seeker to confirm the relevant Forecast. Once confirmed, the Forecast is deemed to be an Order pursuant to the Act.

2.9	Non-binding: Subject to Paragraph 2.8 above, MYTV shall not require an Access Seeker to provide Forecasts that are legally binding on the Access Seeker, except to the extent that MYTV is permitted to recover costs and expenses as set out in Paragraph 2.18 below.

2.10	Forecast provision: MYTV may only require an Access Seeker to provide Forecasts in accordance with a Forecast Request no sooner than four (4) weeks after receipt of a Forecast Request.

2.11	Use of Forecast Information: Forecast Information provided by the Access Seeker shall be treated by MYTV as Confidential Information of the Access Seeker and shall only be used by those personnel of MYTV whose role is within either:

(a)	MYTV’s commercial team; or

(b)	that part of the network engineering group of MYTV responsible for access,

for the purpose of responding to and planning for the Forecast and related Orders. MYTV must maintain records that indicate which persons are provided with access to Forecast Information and, on request from the Commission, provide a copy of such records certified by the MYTV’s Chief Executive Officer.

2.12	Distribution of Forecast Information: MYTV may only distribute Forecast Information of an Access Seeker outside the groups of people referred to in Paragraph 2.11 above if:

(a)	the Forecast Information of the Access Seeker is aggregated with Forecasts provided by other Parties and the MYTV’s own requirements (so as to protect the confidentiality of the Forecast Information); and

(b)	the Forecast Information or its use does not otherwise identify the Access Seeker, its services or its Customers in any manner.

2.13	Time for response: MYTV must notify the Access Seeker within five (5) Business Days of receiving a Forecast whether or not MYTV considers the Forecast to be in compliance with the Forecast Request and:

(a)	if, MYTV considers that the Forecast does comply with the Forecast Request, to specify in that notice the additional information which the Access Seeker is to provide to comply with the Forecast Request and MYTV will not require such information to be provided sooner than four (4) weeks after such a notice; or

(b)	if, MYTV considers that the Forecast does comply with the Forecast Request, to specify in that notice that the Forecast is provisionally accepted subject to verification of the details of the Forecast and the matters set out in Paragraphs 2.14(a) to 2.14(d) below.

2.14	Reasons for rejection: MYTV may only reject a Forecast following provisional acceptance where MYTV reasonably believes that the Forecast is inaccurate or, there is insufficient capacity having regard to:

(a)	the total current usage of the Services by MYTV and all Access Seekers;

(b)	the current rate of growth of the Access Seeker’s usage of the Services;

(c)	the current rate of growth of total usage of the Services by MYTV and all Access Seekers; and

(d)	subject to Paragraphs 2.25 and 2.26 of Section II hereof, the amount of capacity in the Services that MYTV currently has available and can reasonably provision for the Access Seeker over the Forecast period, which must be at least equivalent to that which MYTV can reasonably provision for itself.

2.15	Time for acceptance or rejection: MYTV must give notice of any acceptance or rejection (“Rejection Notice”) of a Forecast to the Access Seeker:

(a)	within fifteen (15) Business Days of receipt of the relevant Forecast; and

(b)	such Rejection Notice (if any) must specify:

(i)	the grounds on which MYTV rejects the Forecast in accordance with Paragraph 2.14 above, at a sufficient level of detail to enable the Access Seeker to understand the basis of the rejection and to undertake its own re-assessment of the Forecast; and

(ii)	an offer to meet within five (5) Business Days of the Rejection Notice of the Forecast to discuss the reasons for rejection and alternative methods of compliance. The meeting shall take place between MYTV and Access Seeker if the offer is accepted by the Access Seeker.

2.16	Reconsideration by Access Seeker: MYTV must allow an Access Seeker to reconsider its Forecast following a Rejection Notice and allow the Access Seeker, within twenty-one (21) Business Days of receipt of a Rejection Notice, either:

(a)	to confirm its rejected Forecast, and explain why the Access Seeker considers that MYTV is obliged to accept the Forecast under this RAO; or

(b)	to submit a new Forecast which the Access Seeker regards as meeting MYTV’s concerns.

2.17	Reconsideration by Access Provider: MYTV shall reconsider any re-submitted or amended Forecast provided pursuant to Paragraph 2.16 and Paragraphs 2.13 to 2.15 above shall re- apply.

2.18	Recovery for over-forecasting: MYTV shall not seek to recover any costs or expenses incurred due to its acceptance of a Forecast from an Access Seeker if the Forecast is not met by the Access Seeker unless:

(a)	such costs and expenses were reasonably and necessarily incurred by MYTV;

(b)	MYTV reasonably seeks to mitigate its loss (including through its own usage) provided MYTV shall not be required to do so for any greater period than the relevant Forecast period; and

(c)	MYTV only recovers from the Access Seeker, seventy-five percent (75%) of such costs and expenses which could not be mitigated under Paragraph 2.18(b) above.

2.19	Meeting Forecasts: Subject to Paragraphs 2.13 to 2.15 above, MYTV must carry out network planning in order to enable Forecasts to be met. If an Access Seeker has confirmed a Forecast under Paragraph 2.8 above, it will be binding on the Access Seeker.

SECTION II- ORDERING AND PROVISIONING OBLIGATIONS

1.	General

1.1	This Section 11 sets out the ordering and provisioning procedures that are applicable only in relation to the provision of Services listed in the MYTV RAO preface.

2.	Ordering Procedures

2.1	Contact point or mechanism: MYTV shall designate and notify an Access Seeker of one or more of the following:

(a)	a person to whom Orders for access to Services are to be delivered;

(b)	a contact point to which Orders for access to Services are to be delivered (such as an e-mail address); and

(c)	a mechanism where Orders for access to Services can be made (such as a web portal or B2B gateway), provided that if such a mechanism is the only method which MYTV provides for the receipt of Orders for that Service, MYTV cannot require the Access Seeker to unreasonably invest in specialised technology or systems (such as an automated interface between the Operational Support Systems (“OSS”) of the Parties).

2.2	Subject to paragraph 2.3 below the Access Seeker may place firm orders for Service from time to time with the quantity indicated in the first year forecast.

2.3	Order content: The Access Seeker shall ensure that the order contains the following information to enable MYTV to access and fulfil the order;

(a)	the Services to which access is requested;

(b)	a requested date and time for delivery;

(c)	the location of the points of delivery;

(d)	equipment of the Access Seeker to be used in connection with the Order, to the extent it may adversely affect the MYTV’s Network; and

(e)	such other information that MYTV reasonably requires in order for it to provision access to the Services as requested by the Access Seeker, provided that such information shall not include any information which:

(i)	MYTV does not require from itself for similar provisioning; or

(ii)	identifies, or which enables the identification of, a Customer or services of the Access Seeker.

2.4	Treatment of Orders and Service Qualifications: MYTV shall:

(a)	establish a single queue for all Orders and Service Qualifications for a given type of Service, whether those Orders and Service Qualifications are required for itself or any Access Seekers;

(b)	give the equivalent priority to the handling of all Orders and Service Qualifications in each queue; and

(c)	otherwise treat all Orders and Service Qualifications in each queue in compliance with its queuing policy established under this Paragraph 2.

2.5	Commencement and completion of Service Qualifications: MYTV shall commence a Service Qualification on the date of issuing a Notice of Receipt and complete and notify the Access Seeker of the result of any Service Qualification within the shorter of:

(a)	fifteen (15) Business Days after the date of the Notice of Receipt; and

(b)	the time within which the Access Provider performs and notifies the result of an equivalent Service Qualification undertaken for itself.

2.6	Acknowledgment of receipt: MYTV shall acknowledge receipt of an Order for Services, in writing (or any other material or electronic form as agreed by the parties), within two (2) Business Days as specified in the Service Specific Obligations for the purposes of this Paragraph 2.6.

2.7	Notice of Receipt: MYTV must include in its Notice of Receipt the following information:

(a)	the time and date of receipt of the Order;

(b)	MYTV shall allow the Access Seeker a period of up to ten (10) Business Days after a request for additional information to provide MYTV with such information;

(c)	if the relevant Services available to MYTV are below the capacity required to provide the relevant Services to the Access Seeker, MYTV shall inform the Access Seeker of the available capacity and timeframe for the fulfilment of the Order at the available capacity and (if relevant) with such augmentation as may be required to fulfil the Order as submitted;

(d)	whether MYTV needs to perform post-Order Service Qualification because information is not readily available to MYTV, for example in its Operational Support Systems, together with the reasons for needing to undertake the Service Qualification; and

(e)	the position of the Order in MYTV’s queue.

2.8	Notice of Acceptance: MYTV’s Notice of Acceptance to the Access Seeker must contain the following information:

(a)	the delivery date or activation date (as applicable), which must be the date that is requested by the Access Seeker, or, if that date cannot be met by MYTV, then no later than:

(i)	the indicative delivery timeframe or activation timeframe i.e. twenty (20) Business Days, as specified in the Service Specific Obligations for the purpose of this Paragraph 2.8; or

(ii)	the period of time taken by MYTV to deliver, or activate, such Services for itself, whichever is shorter;

(b)	the date when civil works (if any) are intended to commence;

(c)	the charges applicable to fulfil the Order;

(d)	such information as is reasonably necessary for the Access Seeker to benefit from access to the Services; and

(e)	the validity period, which shall be a period that is not shorter than three (3) months commencing from the date of the Notice of Acceptance (“Validity Period”).

2.9	Commencement of delivery timeframes: The applicable delivery timeframe for an Order, as determined under Paragraph 2.8(a) above, shall commence from:

(a)	where the Access Seeker’s confirmation of an Order is required under Paragraph 2.10 below, the date the Access Seeker confirms the Order in accordance with that Paragraph; and

(b)	in any other case, from the start of the Validity Period.

2.10	Access Seeker’s confirmation:

(a)	The Access Seeker’s confirmation of an Order is not required if MYTV accepts the Order without change. A change may include circumstances where delivery dates are delayed, estimated charges are exceeded, a post-Order Service Qualification is required or any other matter that requires further confirmation from the Access Seeker before MYTV can proceed with the Order.

(b)	Where the Access Seeker’s confirmation is required for MYTV to proceed with fulfilling an Order as provided for under Paragraph 2.10(a) above, MYTV shall permit the Access Seeker to provide its confirmation within the Validity Period and shall not provision the Order until the confirmation is received. Upon receipt of such confirmation, MYTV shall fulfil the Order in accordance with the Notice of Acceptance.

2.11	Estimated charges: If the Notice of Acceptance provided by MYTV contains estimates of charges (e.g. based on time and materials):

(a)	MYTV shall not exceed the estimate without providing the Access Seeker with a written notice prior to exceeding the estimate that:

(i)	the estimate will likely be exceeded;

(ii)	an explanation of the reasons for exceeding the estimate; and

(iii)	a further estimate of the charges for the work necessary to fulfil the Order;

(b)	MYTV shall permit the Access Seeker to withdraw the Order without penalty within ten (10) Business Days of the notice given by MYTV under Paragraph 2.11(a) above if the revised estimate in that notice exceeds the original estimate by more than ten percent (10%);

(c)	where the actual cost incurred by MYTV exceeds an estimate or revised estimate for a specific scope of work provided by MYTV due to:

(i}	information or facts provided by the Access Seeker which are inaccurate or erroneous or not disclosed by the Access Seeker; or

(ii}	a change in the scope of work by the Access Seeker,

the Access Seeker shall be obliged to pay MYTV for the actual cost incurred (but in no other circumstances); and.

(d)	MYTV shall commence work after the Access Seeker confirms that it is agreeable to the estimate or revised estimate, whereby such confirmation is to be provided by the Access Seeker within the timeframe set out in Paragraphs 2.8(e) or 2.11(b) above, as applicable.

2.12	Reasons for rejection: MYTV may only reject an Order from an Access Seeker where:

(a)	subject to Condition 3 of this Agreement (as if references to ‘Access Request’ in that Paragraph were references to ‘Order’), it is not technically feasible to provide access to the Services requested by the Access Seeker;

(b)	subject to compliance with Paragraphs 2.25 and 2.26 below, MYTV has insufficient capacity to provide the requested Services;

(c)	subject to Paragraph 2.14 below, the Order is in excess of the agreed Forecast levels;

(d)	the Order or variation request duplicates an Order awaiting fulfilment;

(e)	the Access Seeker has not obtained the necessary related agreements from MYTV (e.g. regarding access to a new Point of Interface);

(f)	there are reasonable grounds to believe that the Access Seeker would fail to a material extent, to comply with the terms and conditions of the Access Agreement and such concern cannot be addressed to MYTV’s satisfaction, acting reasonably (e.g. through the application of a security requirement in accordance with this Agreement); or

(g)	there are reasonable grounds to believe that the Access Seeker would fail, in connection with the supply of the Services to protect the integrity of a Network, or the safety of individuals working on, or using services supplied by means of a Network or equipment and such concern cannot be addressed to MYTV’s satisfaction, acting reasonably (e.g. through the application of reasonable security or escorted access requirements).

2.13	Notice of rejection: MYTV’s notice of rejection of an Order to the Access Seeker must:

(a)	set out the grounds on which MYTV rejects the Order, at a sufficient level of detail to enable the Access Seeker to understand the basis of the rejection and to undertake its own re-assessment of the Order; and

(b)	offer to meet, and meet if the offer is accepted by the Access Seeker, within five (5) Business Days of the notice of rejection of the Order to discuss the reasons for rejection and alternative methods of compliance.

2.14	Order in excess of Forecast: Notwithstanding Paragraph 2.12(c) above, MYTV must use its reasonable efforts to provide sufficient capacity to enable MYTV to accept and fulfil Orders from an Access Seeker for Services, which are in excess of the relevant Forecast. MYTV is only required to do so if, after meeting the Forecast requirements of other Access Seekers and itself, there is available capacity or MYTV could readily upgrade existing capacity. MYTV shall allocate the available capacity on a non-discriminatory basis to meet the over Forecast requirements of all Access Seekers and itself. MYTV is not required to supply Services in excess of the Forecast if, despite adopting any reasonable improvements (including upgrading capacity), this would cause a material degradation in the quality of Services provided to all Access Seekers and/or itself.

2.15	Indicative delivery times: The indicative delivery timeframe for the Services is twenty (20) Business Days from the Notice of Acceptance or the confirmation of the order (as applicable) in accordance with Paragraph 2.9 above.

2.16	Early delivery dates: If MYTV, in the normal course of business, is able to offer a delivery date earlier than the delivery date that would otherwise apply, it must advise the Access Seeker in writing and, if requested by the Access Seeker, deliver access to the relevant Services at the earlier delivery date.

2.17	Delayed delivery dates: Where a delay in the delivery of an order is caused by the Access Seeker:

(a)	MYTV shall notify the Access Seeker of the delay to the delivery date as soon as practicable after MYTV becomes aware of it;

(b)	MYTV and Access Seeker must work together to minimise the delay; and

(c)	the delivery date specified in the confirmed order or indicative delivery time set out above shall be extended for a further period as may be reasonably necessary by MYTV;

or, where there is a delay caused by MYTV:

(a)	MYTV shall notify the Access Seeker of the delay to the delivery date, together with the reasons for the delay, as soon as practicable after MYTV becomes aware of the possible delay;

(b)	MYTV shall permit the Access Seeker to cancel the Order without penalty if the delay is longer than the equivalent time period for delivery of the Service; and

(c)	the delivery date shall be extended for a further period as may be reasonably necessary by MYTV.

2.18	Cancellation and variation of Orders: MYTV shall allow an Access Seeker to cancel or vary an Order at any time subject to Paragraph 2.19 below.

2.19	Cancellation or variation penalty: Except where this Agreement provides that cancellation of an Order is to be at no penalty:

(a)	MYTV may impose a charge for the cancellation or variation of the Order; and

(b)	the charge which the Access Seeker is required to pay shall not exceed the lesser of the following amounts:

(i)	the sum of costs necessarily incurred by MYTV which is directly attributable to the cancellation or variation; or

(ii)	an amount equal to the sum of charges that would have been payable by the Access Seeker in the six (6) months immediately following the cancellation or variation had the Order not been cancelled or varied, and reduced to the extent that those costs have been mitigated, or would have been mitigated had MYTV used its best endeavours to do so.

2.20	Testing and provisioning: MYTV shall:

(a)	co-operate with the Access Seeker in relation to the testing and provisioning of ordered Services; and

(b)	treat an Access Seeker’s testing and provisioning on an equivalent basis to that which MYTV treats testing and provisioning for itself.

2.21	Resource charge: MYTV:

(a)	may charge the Access Seeker a one-off and recurring fees, to be determined by reference to the costs incurred by MYTV, for allocation of manpower and other resources to enable MYTV to test and fulfil an Order for new Services, provided that such one-off fee is justified by MYTV to the Access Seeker as necessary for MYTV to provide the requested Services; and

(b)	methodology and unit costs for fees under Paragraph 2.21(a) above can be referred to under Part II of Section V hereof.

2.22	Late delivery: If MYTV fails to meet the delivery date or any extended delivery date notified to the Access Seeker in accordance with Paragraph 2.17 above, except where such failure has been caused solely by the Access Seeker’s delay or a lack of authorisation by a third party, MYTV shall, without limitation to any other rights the Access Seeker may have under this Section II of this Agreement or at law, provide a rebate to the affected Access Seeker. The rebate shall be for an amount equivalent to the recurring charges payable for access to the Services for the period of MYTV’s delay. If MYTV alleges that a failure has been caused solely by the Access Seeker’s delay or a lack of authorisation by a third party, MYTV shall have the burden of demonstrating:

(a)	that allegation; and

(b)	that MYTV has done all things reasonably practicable to minimize or avoid such failure.

2.23	Queuing policy: MYTV shall establish and maintain a queuing policy for each Service, which:

(a)	shall be non-discriminatory;

(b)	shall be applied to Orders and Service Qualifications of all Access Seekers and Orders and Service Qualifications for itself for the same or similar Services, and shall treat the Orders and Service Qualifications of Access Seeker on an equivalent basis to that which MYTV treats Orders and Service Qualifications for itself for the same or similar Services; and

(c)	shall seek to maximise the efficiency of its ordering and provisioning process.

2.24	Acceptance on queue: MYTV shall promptly notify an Access Seeker at the time of providing an acknowledgment of receipt of the Order under Paragraph 2.6 above (and as specified in the Notice of Receipt under Paragraph 2.7 above), of their acceptance of, and position in, MYTV’s queue.

2.25	Constrained capacity: If MYTV reasonably believes that the capacity in any Services required by:

(a)	the Access Seeker pursuant to the relevant Forecast and/or Order;

(b)	other Access Seekers, pursuant to their relevant Forecasts and/or Orders; and

(c)	MYTV, for the purposes of its own divisions, subsidiaries, partners or other entities in which it has a direct or indirect equity, contractual or other interest,

would, in aggregate, exceed the capacity which MYTV will be in a position to be able to provide, MYTV must:

(d)	notify all Access Seekers to whom relevant capacity is supplied; and

(e)	allocate the available capacity between itself, the Access Seeker and other Access Seekers in accordance with MYTV’s Capacity Allocation Policy.

2.26	Capacity Allocation Policy: MYTV’s capacity allocation will be on first come first serve basis.

2.27	All orders and/or related information shall be addressed to:

MYTV Broadcasting Sdn. Bhd.

2271, Jalan Usahawan 2,

Cyber 6,

63000, Cyberjaya, Selangor

Attention: Vice President, Contents /Vice President, Regulatory

Email: ***

SECTION III - POINT OF INTERFACE PROCEDURES

1.	General

1.1	This Section 111 sets out the point of interface procedures that are applicable only in relation to the provision of Services listed in the MYTV RAO preface.

1.2	Interconnection: Each Party shall interconnect and keep its Network interconnected with the Network of another Party in accordance with the terms of an Access Agreement with that Party.

1.3	Point of Interface (POI) locations shall be at the premise where the Access Seeker technical service or play out centre is available or located.

SECTION IV - DECOMMISSIONING OBLIGATIONS

1.	General

1.1	This Section IV sets out the decommissioning obligations that are applicable only in relation to the provision of Services listed in the MYTV RAO preface.

1.2	Decommissioning notice: Except where MYTV is required to vacate a site where a Point of Interface is located, or any other Service which relies on MYTV’s use of that site, as a result of a third party landlord’s notice (under an arm’s length tenancy agreement) or a local authority’s notice, MYTV must provide no less than:-

(a)	one (1) year’s notice in writing to all relevant Access Seekers prior to any decommissioning of a Point of Interface; or

(b)	six (6) months’ notice in writing to all relevant Access Seekers prior to the decommissioning of any Services which rely on MYTV’s use of that site.

1.3	Alternative arrangements: MYTV which notifies an Access Seeker of its intention to decommission any other Services, shall provide to the Access Seeker access to alternative Services on terms and conditions and at a recurring charge which are not disadvantageous to the Access Seeker, relative to the terms and conditions and recurring charge applicable in respect of the Services that are proposed to be decommissioned, for a period that is not less than three (3) years from the date of decommissioning.

Appendix 1

List of Point of Interface (POIs)

POI	TYPE SDI IP	Service Coverage	MYTV SERVICES			OWNER MYTV or CASP	CASP CO- LOCATION
			TV	RADIO	DATA
MYTV DMBH, Cyberjaya	SDI	OTT and DTH	YES	YES	YES	MYTV	MYTV Equipment Room, Cyberjaya
MYTV DRC	SDI	OTT and DTH	YES	YES	YES	MYTV	MYTV Equipment Room, Shah Alam

SECTION V: SERVICE SPECIFIC OBLIGATIONS

PART I - PRODUCT MODULES

1.	Digital Terrestrial Broadcasting Multiplexing Service (“DTBMS”) consist of the following services:

1.1	Standard Definition Television Channel (“SD”);

1.2	High Definition Television Channel (“HD”); and

1.3	Digital Radio Channel (“Radio”).

2.	Generally, the terms and conditions which are applicable to the DTBMS are as follows:

2.1	Standard Definition Television Channel

(a)	Standard Definition Television Channel is a television broadcasting channel delivered over DTBMS with a standard bit rate allocation of 2 Mbps inclusive of single pair of stereo (dual channel) of associated audio, single subtitling language and single interactive service signalling, without conditional access information.

(b)	The configuration and parameter of SD Channel can be any or combination of the following specification:

-	MPEG-4 AVG H.264 encoding with video resolution of 576i/25, Frame Rate of 25Hz @Field Rate of 50Hz;

-	Interlaced and aspect ratio of 4:3;

-	Audio encoding with HE-AAC v2 stereo audio coding;

-	Input interface physical connection : BNC; and

-	Input signal format : SDI.

2.2	High Definition Television Channel

(a)	High Definition Television Channel is a television broadcasting channel delivered over DTBMS with a standard bit rate allocation of 4 Mbps inclusive of single pair of stereo (dual channel) of associated audio, single subtitling language and single interactive service signalling, without conditional access information.

(b)	The configuration and parameter of HD Channel can be any or combination of the following specification:

-	MPEG-4 AVC H.264 encoding with video resolution of 10S0i/25, Frame Rate of 25Hz @Field Rate of 50Hz;

-	Interlaced or video resolution of 720p/50, Frame Rate of 50Hz @Field Rate of 50Hz, Progressive, and Aspect Ratio of 16:9;

-	(Optional) Audio encoding with E-AC-3 streams (including AC-3) up to 5.1 multi-channel coding or MEPG-4 HE-AAC level 4 (including AAC-LC) up to 5.1 multi-channel coding;

-	Input interface physical connection : BNC; and

-	Input signal format: SDI.

2.3	Digital Radio Channel

(a)	Radio broadcasting channel delivered over DTBMS with a standard bit rate allocation of 50 Kbps for a single pair of stereo (dual channel) audio.

(b)	The configuration and parameter of Radio Channel can be any or combination of the following specification:

-	Audio encoding HE-AAC v2 coding;

-	Input interface physical connection : BNC; and

-	Input signal format : AES-EBU.

3.	Bit rate allocation: The Access Seeker should have the flexibility to request for a bit rate allocation that is different to the ones specified by MYTV and MYTV must reasonably provide such bit rate unless it is technically infeasible for MYTV to do so.

4.	Compression: The Access Seeker should be allowed to specify digital compression and decompression technology required to deliver its services and MYTV should comply with the Access Seeker’s request to the extent possible.

5.	MYTV shall only apply conditional access to an Access Seeker’s transport stream if specifically requested to do so by Access Seeker.

6.	Forecasts: For the purposes of Paragraph 2 of Section I of this Agreement, MYTV shall only request Forecasts where:

(a)	the maximum period of time covered by Forecasts regarding DTBMS is eighteen (18) months;

(b)	the minimum intervals or units of time to be used in Forecasts regarding DTBMS is six (6) months; and

(c)	the maximum frequency to update or to make further Forecasts regarding DTBMS is once every six (6) months.

7.	Acknowledgement of receipt: MYTV shall acknowledge receipt of each Order for DTBMS within two (2) Business Days.

8.	Time for acceptance or rejection: Subject to any shorter timeframe required under Paragraph 2.15 of Section I of this Agreement, MYTV must notify an Access Seeker that an Order for DTBMS is accepted or rejected within ten (10) Business Days after:

(a)	issuing the Notice of Receipt in respect of the Order, where MYTV did not undertake any post-Order Service Qualification for that Order under Paragraph 2.4 of Section II of this Agreement; or

(b)	providing the Access Seeker with the result of post-Order Service Qualification under Paragraph 2.5 of Section II of this Agreement, where MYTV has undertaken post- Order Service Qualification for that Order under Paragraph 2.4 of Section II of this Agreement.

9.	Indicative delivery timeframe: For the purposes of Paragraph 2.8 of Section II of this Agreement, the indicative delivery timeframe for DTBMS is twenty (20) Business Days. For clarification, the indicative delivery timeframe in this paragraph commences from the Notice of Acceptance or confirmation of the Order (as applicable) in accordance with Paragraph 2.9 of Section II of this Agreement.

10.	Billing Cycle: For the purposes of Condition 5.2 of this Agreement, between the Parties, the Billing Cycle for DTBMS will be monthly.

11.	Redundancy: MYTV shall provide redundancy in respect of the DTBMS to ensure availability of the Access Seeker’s service at all times.

12.	Technical standards: A Party must comply with the Commission Determination on the Mandatory Standard for Free to Air Transmission of Digital Terrestrial Television Service, Determination No. 1 of 2011 including such modification or variation and any other mandatory standards as may be determined by the Commission from time to time.

SECTION V: SERVICE SPECIFIC OBLIGATIONS

PART II - ACCESS PRICE

1.	Access Price

1.1	The commercially agreed Access Price is Ringgit Malaysia Six Million (RM6,000,000.00) per HD Channel per year comprising:

1 Video, 1 Audio Stereo, 1 EPG and 1 Subtitle

1.2	The additional charges to the Access Price are set out below.

One-off charges

One-off charges	RM
Description
Activation fee (linear services/per channel): (a) Standard Definition Television Channel (b) High Definition Television Channel (c) Digital Radio Channel	15,000
Activation fee: (a) Surround channel (if requested) (b) Additional subtitling (if requested)	15,000 3,000

Activation fee (non-linear services):

(a) Application delivery over OTT (limited to 1 Mbps) (if requested)

(b) Rich EPG (limited to 300 Kbps) (if requested)

(c) Red button (AIT signalling) (if requested)

10,000 5,000 3,000

1.2.1	In view of the request made by the Access Seeker, MYTV or Access Provider has agreed to the following price:

(1)	upon signing of this Agreement - Ringgit Malaysia Six Million (RM6,000,000.00) per HD channel per year;

(2)	upon disbursement of the stimulus grant by MCMC to the Access Provider, the rate in 1.2.1(1) shall be revised to;

(a)	First Three (3) years - a promotional rate for a period of three (3) years as stated in the following Access Pricing table below; and

(b)	Remaining Two (2) years of Agreement Term - the commercially agreed Access Price of Ringgit Malaysia Six Million (RM6,000,000.00) per HD Channel per year shall be applicable.

Access Pricing (based on per HD channel per year) (“Charges”)

Year	Commercial Access Pricing RM)	MCMC Promotional Grant (RM)	Access Pricing (RM)
1st Year 20/3/2022 - 19/3/2023	RM6.0 million	RM2.75 million	RM 3.25 million
2nd Year 20/3/2023 - 19/3/2024	RM6.0 million	RM2.0 million	RM 4.0 million
3rd Year 20/3/2024 - 19/3/2025	RM6.0 million	RM1.0 million	RM 5.0 million
4th Year 20/3/2025- 19/3/2026	RM6.0 million	Nil	RM 6.0 million
5th Year - 20/3/2026- 19/3/2027	RM6.0 million	Nil	RM 6.0 million

1.4	The Charges shall be paid monthly in advance to the Access Provider in equal monthly instalments in accordance with Clause 5.2 of this Agreement.

2.	Processing Fee and Additional Charges

2.1	The Processing Fee as stipulated under Condition 5.5.1 of this Agreement shall be Ringgit Malaysia One Thousand (RM1,000.00) only.

2.2	If the services below are required by Access Seeker, the additional charges set out shall apply as stipulated in the RAO:

Recurring charges for additional DTBMS	RM/year
Description
Additional DTBMS sub-service fee:
(a) Application delivery over OTT (limited to 1 Mbps)	320,000
(b) Rich EPG (limited to 300 Kbps)	100,000
(c) Surround Audio (Dolby Digital plus or E-AC3)	89,640
(d) Additional Audio stream (stereo)	29,880
(e) Red button (AIT signalling)	3,000
(f) Additional subtitling	3,000

3.	Contribution Network

Contribution network access shall be provided by the Access Seeker from its premise to MYTV’s DMBH and DRC as stated in SECTION IV Appendix 1 List of Point of Interface (POIs) at the Access Seeker’s own costs and expenses. The Access Seeker shall further bear all costs and expenses arising from the use of the Network Co-Location service at MYTV’s premise. The utility and space charges for DNF’s equipment placed at MYTV’s premise shall be paid monthly as set out below:

(DNF shall provide details and the calculations accordingly and append as Appendix in this Agreement.)

No	Rack	Equipment Name	Description	Power consumption					Space Utilization
				w	kWh	kWh /Day	Charge Per Day (24 Hour)	Charge Per Month (30 Days)	·-· Rack Unit (RU)	In Sqft	Charges Per Month
1	Rl
2	Rl
3	R2
4	R2
5	R2
6	R2
7	R2
Total
Note: 1. Electricity Charge: RM0.70 per kW/H 2. Space Charge: RM25 per square feet 3. Approximate 1 RU (Area WxD)= 482.6 mm x 1000mm (19 Inch Standard Rack)= 0.4826 m2 = 5.19466317 sqft ~ 5.195 sqft

4.	Security Sum

The Security Sum in the form of a Bank Guarantee or a Security Deposit under this Agreement shall be Ringgit Malaysia One Million Two Hundred Thousands (RM1,200,000.00) and payable to MYTV within fourteen (14) days upon execution of this Agreement and further subject to Condition 5.3 of this Agreement.

5.	No Resale or Lease of Channels

5.1	The Access Seeker shall not enter into any arrangement to sell or resell, lease, transfer or deal with in any manner whatsoever, the Access Seeker’s channels under this Agreement unless it is part of Access Seeker’s strategy in their business model to farm out slots of airtime in their collaboration with various parties for the sake of programming strategy.

5.2	Paragraph 5.1 above is not intended to authorise, permit and/or include the reselling of the rights stipulated in paragraph 5.1 to other licensees under the Act.

5.3	Any resale of lease arrangement shall be agreed to by MYTV and shall be captured in a separate agreement as and when approved by MYTV unless it is a component of Access Seeker’s slot farm out programming strategy as referred to in paragraph 5.1 above.

6.	Data Custodianship

6.1	Any television audience data comprising (i) TV programmes data viewed live or via video on demand (VOD), (ii) Demographic profile of viewers accessing GASP content/channels; and (iii) Viewer Interactive information and/or Return Path Data, collected and/or stored by MYTV on GASP channels and content transmitted/broadcasted over OTT platform and Set Top Boxes (STB) and other any relevant devices shall be shared by MYTV with the Access Seeker and the broadcasting industry based on the terms and conditions to be determined by the Commission from time to time. MYTV warrants that it will hold, maintain and administer the said data pursuant to this Clause.

6.2	All costs involved in capturing and/or retrieving the data under paragraph 6.1 above shall be shared equally by the Parties or rating agencies requesting and/or receiving such data.

6.3	There shall be no charge for the data collected and distributed under this paragraph 6.

7.	Term

The term for this Agreement shall be for a period of Five (5) years from the Effective Date.

SECTION VI - NETWORK CHANGE OBLIGATIONS

1.	General

1.1	This Section VI sets out the network change procedures that are applicable only in relation to the provision of Services listed in the MYTV RAO preface.

2.	Network Change Procedures

2.1	Each Party is responsible for the safety of its network and must take all reasonable and necessary steps to ensure that its Network:

(a)	does not endanger the safety or heath of the officers, employees, contractors, agents or Customers of the other Party; and

(b)	does not damage, interfere with or cause any deterioration in the operation of the other Party’s Network.

2.2	A Party must not modify, or take any action which would have the effect of modifying the operation of the Network of the other Party or take any action with respect to the other Party’s Network without the other Party’s permission.

2.3	Types of changes: The kinds of proposed Network Changes are as follows:

(a)	any change by the Party proposing to make the change (“Notifying Party”) to any technical specification of the interconnection interface between their respective Networks (“Interface Change”);

(b)	any change by the Notifying Party to any technical specification or characteristic of the Services to which the other Party (“Recipient Party”) has access to, which will or might affect:

(i)	the Recipient Party’s Network; or

(ii)	the Recipient Party’s use of the Services provided by the Notifying Party, (“Service Change”);

(c)	any change by the Notifying Party to any technical specification or characteristic of that Notifying Party’s Network which will or might affect the Recipient Party’s Network (“Other Network Change”);

(d)	any change by the Notifying Party to any of the Operational Support Systems used in inter-carrier processes, including without limitation:

(i)	the billing system; or

(ii)	the ordering and provisioning systems,

(“OSS Change”); and

(e)	any enhancement by the Notifying Party of the features, functions or capabilities of the Services to which the Recipient Party has access, which enhancement the Notifying Party proposes to make available either:

(i)	to itself; or

(ii)	to any other Party,

(“Functionality Change”),

(collectively, “Relevant Changes”).

2.4	Notification of change: If a Notifying Party proposes to make a Relevant Change to its Network, services or procedures, the Notifying Party shall provide the Recipient Party with notice in writing (“Change Notice”) of:

(a)	the nature, effect, technical details and potential impact on the Recipient Party’s Network and the expected completion date of the proposed Relevant Change, described at a sufficient level of detail to enable the Recipient Party to identify and begin planning such changes as may be necessary or desirable for the Recipient Party to make to its Network, services or procedures in consequence of the Relevant Change; and

(b)	a date, which shall be no later than ten (10) Business Days from the date of the Change Notice, on which the representatives of the Notifying Party will be available to discuss with the representatives of the Recipient Party, the proposed Relevant Change and the changes that may be necessary or desirable for the Recipient Party to make to its Network, services or procedures in consequence of the Relevant Change, as soon as reasonably practicable and, in any case, with not less than the relevant notice period set out in the table below:

Relevant Change	Notice period
Interface Change	Three (3) months
Other Network Change	Three (3) months
Service Change	Three (3) months
OSS Change	Three (3) months
Functionality Change	Three (3) months

2.5	Post-notification procedures: The Notifying Party shall:

(a)	meet with representatives of the Recipient Party on the date set out in the Change Notice or as soon as practicable thereafter (but no later than the notice period set out in the table in Paragraph 2.4 above), for the purpose of discussing the Relevant Changes and any changes that may be necessary or desirable for the Recipient Party to make to its Network, services or procedures in consequence of the Relevant Changes;

(b)	provide any additional information reasonably requested by the Recipient Party no later than ten (10) Business Days after the Recipient Party’s request for such additional information; and

(c)	take reasonable account of concerns raised and proposals made by the Recipient Party to minimise any adverse impact of the Relevant Changes on the Recipient Party and revise the Change Notice accordingly.

2.6	Testing: A Notifying Party shall, bearing its own costs in doing so:

(a)	co-operate with a Recipient Party to develop procedures for testing the impact of the Relevant Changes on the proper operation and compatibility of the Parties’ respective Networks; and

(b)	jointly carry out testing with the Recipient Party in a timely manner, using its best endeavours to accommodate any timing requested by the Recipient Party and, in any case, no less than twenty (20) Business Days before the Notifying Party proposes to effect the Relevant Changes. The testing shall be conducted in accordance with the testing procedures developed under Paragraph 2.6(a) above.

2.7	Testing failure: Subject to the Recipient Party having co-operated with the Notifying Party in relation to the conduct of tests under Paragraph 2.6 above, if such tests:

(a)	are not accepted by ten (10) Business Days prior to the date when the Notifying Party proposes to effect the Relevant Changes; or

(b)	do not provide reasonable assurance of the continued proper operation and compatibility of the Parties’ respective Networks, services and procedures, the Notifying Party must postpone implementation of the Relevant Changes. The period of postponement will be the period necessary to allow the Parties to repeat the steps in Paragraphs 2.4 to 2.6 above.

PART VII- OPERATION AND MAINTENANCE OBLIGATIONS

1.	General

1.1	This Section VII is applicable only in relation to the provision of Services listed in the MYTV RAO preface.

1.2	Where applicable, the Parties will:

(a)	Use their reasonable endeavours within four (4) weeks from the Commencement Date to negotiate, agree and document as soon as reasonably practicable the new or modified provisions of the Operations and Maintenance Manual and any other Manuals which the Parties deem necessary to establish pursuant to the Access Agreement;

(b)	Comply with the operational procedures and methods set out in the Manuals; and

(c)	Where such procedures and methods have not been agreed, negotiate operational procedures and methods, in relation to:

(1)	the planning, ordering, provisioning and delivery of the relevant network facilities or network services;

(2)	the management of the relevant network facilities or network services including:

(i)	Quality of service indicators, reporting on performance in terms of those indicators and determining the appropriate action to be taken in the event that Service quality falls below the agreed indicator levels;

(ii)	Network operations in the event of Network failure, congestion and blockage and ensuring that the Parties’ Network are adequately protected from harm;

(iii)	Test procedures and other technical and operational matters relating to the provision of network facilities or network services by MYTV to the Access Seeker;

(iv)	The handling of Customer operations; and

(v)	Such other matter as MYTV determines.

1.3	Fault reporting service: Each Party shall be responsible for the operations and maintenance of its own facilities and services. Each Party shall establish and maintain a fault reporting service that allows Customers who are directly connected to the Network of that Party relating to any Network, Facility and/or Service.

1.4	Rectification target times: SOC of DTBMS is a 24-7 proactive systems monitoring, management and control operations. SOC is also the single point of contact for all technical support for the Access Seeker, where SOC shall escalate the fault accordingly and record on findings during troubleshoot process.

1.5	MYTV technical support contact details are as per table below:

MYTV SOC Email	***
MYTV SOC Telephone Number	***

1.6	Cross-referrals: If a Customer reports a fault to a Party:

(a)	when the Customer is directly connected to another Party; or

(b)	which clearly relates to a Network, Facility and/or Service of another Party,

the Party which receives the report shall promptly inform the other Party of the reported fault, or refer that Customer to the other Party’s fault reporting service.

1.7	Network fault responsibility: The Party in whose Network the fault occurs is responsible for rectifying it and restoring services including for the purpose of restoring the supply of Service which are used in another Party’s Network.

1.8	Faults affecting other Networks or Equipment: If a Party identifies a fault occurring in its Network or with its network facilities which may have an adverse effect on another Party’s Network, network facilities, network services or Equipment, the first-mentioned Party must promptly inform the other Party of:

(a)	the existence of the fault;

(b)	the actions being taken by the first mentioned Party to rectify the identified faults and restore the service; and

(c)	the outcome of those actions.

1.9	Bear own costs: Each Party is responsible for establishing and maintaining a fault reporting service at its own cost irrespective of the location of the fault.

1.10	Fault rectification: Each Party shall rectify faults on an equivalent and non-discriminatory basis.

1.11	Each Party shall respond to and rectify faults within the lesser of:

(a)	timeframes set out in a relevant Service Specific Obligation;

(b)	timeframes which will result in compliance by all affected Parties with any applicable mandatory standards that apply to service availability and restoration; and

(c)	timeframes equivalent to that which MYTV provides to itself.

MYTV shall respond to and rectify identified faults of its Network and Service based on the maximum allowable time as defined in the table below:

Service Item	Fault Rectification Timeframes
Service Operation Centre	7 Days * 24 Hours
Response Time from Notification	30 mins
Service Rectification Time (Fault Related)	24 hours - 7 days

Permanent Resolution (Non-Bug) from Notification	20 Business days
Permanent Resolution Time (Bug)	90 Calendar Days
Access and Rectification at External Transmission Sites	Within 7 days after receiving notification

1.12	Complaints handling: The Parties must report all access outages that relate to Networks and Services to MYTV’s Service Operation Centre.

1.13	Planned maintenance: If a Party intends to undertake planned maintenance (“Maintenance Party”) which may affect an Access Seeker’s Network, Service, the Maintenance Party must:

(a)	provide at least the greater of the time which it notifies its own Customers and ten (10) Business Days’ notice of the planned maintenance;

(b)	use its reasonable endeavours to minimise any disruption to the carriage of communications that crosses or would cross both Parties’ Networks, and which are caused by the maintenance or re-routing; and

(c)	where the Parties agree that it is practicable, provide alternative routing or carriage at no additional cost to the Access Seeker.

1.14	Emergency maintenance: If a Maintenance Party needs to undertake emergency maintenance which may affect the other Party’s Network, the Maintenance Party must, if it is able to:

(a)	provide at least twenty-four (24) hours’ notice of the planned maintenance;

(b)	use its reasonable endeavours to minimise any disruption to the carriage of communications that crosses or would cross both Parties’ Networks, and which are caused by the maintenance or rerouting; and

(c)	where the Parties agree that it is practicable, provide alternative routing or carriage at no additional cost to the other Party.

SECTION VIII -TECHNICAL OBLIGATIONS

1.1	Compliance: Parties shall adhere to the relevant guidelines issued by the Commission from time to time to the extent that they have not been expressly revoked and are not inconsistent with any technical obligations set out in this Agreement.

1.2	Prevention of technical harm: A Party must take reasonable measures to ensure that the access does not cause physical or technical harm to the other Party’s Network, which measures shall be no less robust than the measures which the Party takes in respect of new facilities or equipment incorporated into its own Network.

1.3	Technical Standards: A Party must comply with any applicable technical Standard adopted by the Commission under Chapter 3 of Part VII of the Act.

1.4	No Interference: A Party must not do anything, or knowingly permit any third person to do anything, in relation to a Network, network facilities, network services or equipment which:

(a)	causes interference; or

(b)	materially obstructs, interrupts or impedes the continuous use or operation of, the Network, network facilities, network services or equipment of another Party.

1.5	Notice of interference and rectification: If a Party (Notifying Party) notifies another Party that the other Party’s Network, network facilities, network services or equipment is causing interference to the Notifying Party’s Network, network facilities, network services or equipment:

(a)	the other Party shall rectify the situation as soon as possible and, in any case, so that no interference is caused within twenty-four (24) hours of receiving notice from the Notifying Party, so that no interference is caused; or

(b)	if the other Party is not able to locate the source of the interference within twenty-four (24) hours under Paragraph 1.5 (a) above, the other Party shall promptly notify the Notifying Party, and both Parties shall meet as soon as possible, and in any case, within twenty-four (24) hours of such notice and jointly examine each other’s Network, network facilities, network services or equipment to locate the source of the interference.